As filed with the Securities and Exchange Commission on June 4, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	3312 (Primary Standard Industrial Classification Code Number)	35-1929476 (I.R.S. Employer Identification No.)

7575 West Jefferson Blvd.
Fort Wayne, Indiana 46804
(260) 969-3500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark D. Millett
Chief Executive Officer
Steel Dynamics, Inc.
7575 West Jefferson Blvd.
Fort Wayne, Indiana 46804
(260) 969-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Robert S. Walters, Esq.
Barrett & McNagny LLP
215 East Berry Street
Fort Wayne, Indiana 46802
(260) 423-9551

Approximate date of commencement of proposed Exchange:
as soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filler,”  “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
6 1/8% Senior Notes due 2019	$400,000,000	$1,000	$400,000,000	$54,560	(1)
6 3/8% Senior Notes due 2022	$350,000,000	$1,000	$350,000,000	$47,740	(1)
Guarantees by certain Steel Dynamics Subsidiaries(2)	—	—	—	—	(3)
Totals	$750,000,000	$1,000	$750,000,000	$102,300

(1)

The registration fee was calculated pursuant to Rule 457(f) under the Securities Act of 1933, as amended. For purposes of this calculation, the offering price per note was assumed to be the stated principal amount of each original note that may be received by the registrant in the exchange transaction in which the notes will be offered.

(2)

The subsidiary guarantors and Additional Registrants are: Carolinas Recycling Group, LLC; Jackson Iron & Metal Company, Inc.; Marshall Steel, Inc.; New Millennium Building Systems, Inc.; New Millennium Building Systems, LLC; OmniSource, LLC; OmniSource Corporation; OmniSource Indianapolis, LLC; OmniSource Southeast, LLC; OmniSource Transport, LLC; Roanoke Electric Steel Corporation; Steel Dynamics Sales North America, Inc.; Steel of West Virginia, Inc.; Steel Ventures, Inc.; Superior Aluminum Alloys, LLC; SWVA, Inc.; and The Techs Industries, Inc. We neither paid nor received any consideration for any of the guarantees.

(3)	Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees.

ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation of Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number	Address, including Zip Code and Telephone Number, including Area Code, of each Registrant’s Principal Executive Office

Carolinas Recycling Group, LLC	SC	423930	57-1075008	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-969-3500

Jackson Iron & Metal Company, Inc.	MI	423930	38-2604041	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-969-3500

Marshall Steel, Inc.	DE	533110	62-1527726	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-969-3500

New Millennium Building Systems, Inc.	SC	533110	57-0477521	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-969-3500

New Millennium Building Systems, LLC	IN	533110	35-2083989	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-969-3500

OmniSource Corporation	IN	423930	35-0809317	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-969-3500

OmniSource Indianapolis, LLC	IN	423930	20-4051458	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-969-3500

OmniSource Southeast, LLC	DE	423930	56-2256626	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-969-3500

OmniSource Transport, LLC	IN	423930	35-2084965	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-969-3500

OmniSource, LLC	IN	423930	35-2046863	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-969-3500

Roanoke Electric Steel Corporation	IN	533110	20-3663442	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-969-3500

Steel Dynamics Sales North America, Inc.	IN	533110	32-0042039	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-969-3500

Steel of West Virginia, Inc.	DE	533110	55-0684304	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-969-3500

Steel Ventures, Inc.	DE	533110	55-0740037	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-969-3500

Superior Aluminum Alloys, LLC	IN	423930	35-2007173	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-969-3500

SWVA, Inc.	DE	533110	55-0621605	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-969-3500

The Techs Industries, Inc.	DE	533110	20-0540361	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-969-3500

THE REGISTRANT AND EACH ADDITIONAL REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL SUCH REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities nor accept offers to buy these securities until the registration statement filed with the Commission becomes effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where such offer, solicitation or sale is prohibited.

Exchange Notes
		2019 Notes:	Cusip #858119AT7
	Dated June 4, 2013	2022 Notes:	Cusip #858119AV2
Old Notes
PROSPECTUS		Old 2019 Notes:	Cusip #858119AS9 (144A)
Cusip #U85795AH2 (Reg S)
		Old 2022 Notes:	Cusip #858119AU4 (144A)
Cusip #U85795AJ8 (Reg S)

OFFER TO EXCHANGE

ALL OUTSTANDING UNREGISTERED $400,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUR 6 1/8% SENIOR NOTES DUE 2019 (“OLD 2019 NOTES”) AND ALL OUTSTANDING UNREGISTERED $350,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUR 6 3/8% SENIOR NOTES DUE 2022 (“OLD 2022 NOTES”) (WHICH WE REFER TO COLLECTIVELY AS THE “OLD NOTES”)

FOR UP TO $400,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUR NEWLY ISSUED 6 1/8% REGISTERED SENIOR NOTES DUE 2019 (“2019 NOTES”) AND UP TO $350,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUR NEWLY ISSUED 6 3/8% REGISTERED SENIOR NOTES DUE 2022 (“2022 NOTES”), WHICH WE COLLECTIVELY REFER TO AS THE “EXCHANGE NOTES.”

THE EXCHANGE NOTES WILL BE REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WILL BE FULLY AND UNCONDITIONALLY GUARANTEED AS TO THE PAYMENT OF PRINCIPAL AND INTEREST BY THE SUBSIDIARY GUARANTORS LISTED IN THIS PROSPECTUS.

We hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (which together constitute the “Exchange”), to exchange up to $400,000,000 aggregate principal amount of our 6 1/8% Senior Notes due 2019, registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of any or all of our outstanding 6 1/8% Old 2019 Notes, which we issued on August 16, 2012, without registration under the Securities Act, and to exchange up to $350,000,000 aggregate principal amount of our 6 3/8% Old 2022 Notes, registered under the Securities Act, for a like principal amount of any or all of our outstanding 6 3/8% Senior Notes due 2022, which we issued on August 16, 2012, without registration under the Securities Act. We refer to the Old Notes and the Exchange Notes collectively as the “Notes.”  The Exchange Notes are guaranteed, on a joint and several basis, as to payment of principal and interest by the subsidiary guarantors listed in this prospectus (the “Subsidiary Guarantors”).  The unregistered Old Notes have certain transfer restrictions.  The Exchange Notes will be freely transferable.

These Exchange Offers will expire at 5:00 p.m. New York City time, on [    •    ], 2013 (the 21st business day following the date of this Prospectus), unless we extend the Exchange Offers in our sole and absolute discretion.

•                  Tenders of outstanding unregistered Old Notes may be withdrawn at any time before 5:00 P.M. New York City time on the date the offer expires.

•                  All outstanding unregistered Old Notes that are validly tendered and not validly withdrawn will be exchanged.

•                  The terms of the Exchange Notes to be issued are similar in all material respects to the Old Notes, except that they are registered under the Securities Act, do not have any transfer restrictions, and do not have any further registration rights or rights to additional interest.

•                  The Exchange Notes will be issued under the same Indenture as the Old Notes.  See “Terms of the Exchange.”

•                  The exchange of unregistered Old Notes for registered Exchange Notes will not be a taxable event for U.S. federal income tax purposes.

•                  The Exchange Notes will not be listed on any exchange.

We will not receive any cash proceeds from this Exchange.

The terms of the Exchange Notes that we will issue in connection with this Exchange are identical to the terms of the outstanding Old Notes in all material respects, except for the elimination of certain transfer restrictions, registration rights and additional interest provisions relating to the outstanding Old Notes. The Exchange Notes will be issued under the same Indenture as the Old Notes. See “Terms of the Exchange.”

You should carefully consider the “Risk Factors” beginning on page 7 of this prospectus, and the risk factors incorporated by reference in this prospectus, before deciding whether to participate in this exchange.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

Each holder of an unregistered Old Note wishing to accept an Exchange Offer must deliver the Old Note to be exchanged, together with the letter of transmittal that accompanies this prospectus, and any other required documentation, to the Exchange Agent identified in this prospectus.  Alternatively, you may effect a tender of unregistered Old Notes by book-entry transfer into the Exchange Agent’s account at the Depository Trust Company (“DTC”).  All deliveries are at the risk of the holder.  You can find detailed instructions concerning delivery in the sections of this prospectus called “The Exchange” and “Procedures for Tendering,” and in the accompanying letter of transmittal.

THE DATE OF THIS PROSPECTUS IS June 4, 2013

You should only rely on the information contained in this prospectus or incorporated by reference into this prospectus, and we have not authorized anyone to provide you with any information or to make any representation about these Exchange Offers that is different.

This prospectus incorporates by reference into this prospectus important business and financial information about us that is not included within or delivered with this prospectus from documents we publicly file with the SEC. See the following sections entitled “Where You Can Find More Information” and “Incorporation by Reference.”

i

In this prospectus, all references to “we,” “us,” “our,” the “Company,” or “SDI” are to Steel Dynamics, Inc. and all its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also accessible through the Internet at the SEC’s website at http://www.sec.gov and on our website at http://www.steeldynamics.com. The information contained on our website, however, is not part of or incorporated by reference into this prospectus.  Our common stock is quoted on the Nasdaq Global Select Market under the symbol “STLD,” and our SEC filings can also be read at the following address: Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this Prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Prospectus, and later information that we file with the SEC will update and supersede this information. Pursuant to General Instruction B.1(a) to Form S-4, we have elected to provide the information regarding us and our business by reference to reports we regularly file with the SEC.  Unless specifically stated to the contrary, none of the information that we disclose pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K that we have furnished, or that we may from time to time furnish to the SEC, is or will be deemed incorporated by reference into this prospectus.

We incorporate by reference the following documents, and any future filings through the termination of this Exchange, which we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”):

•                  Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed February 27, 2013, including information specifically incorporated by reference into the Form 10-K from our definitive proxy statement for our 2013 Annual Meeting of Stockholders filed with the SEC on March 27, 2013;

•                  Current Report on Form 8-K filed March 28, 2013, with respect to Item 1.01 and Item 2.03;

•                  Current Report on Form 8-K filed April 11, 2013, with respect to Item 1.02; and

•                  Quarterly Report on Form 10-Q for the three months ended March 31, 2013, filed May 8, 2013.

The information incorporated by reference is an important part of this Prospectus. Any statement contained in a document incorporated by reference into this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document that is incorporated by reference into this Exchange modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this Prospectus except as so modified or superseded.

The documents incorporated by reference into this Prospectus are also available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference into this Prospectus to any person by first-class mail, without charge, upon written or oral request. Any request for documents should be made by 5:00 p.m. New York City time on [    •    ], to ensure timely delivery of the documents prior to the expiration of the Exchange.

Requests for documents should be directed to:

Steel Dynamics, Inc.
Investor Relations Department
7575 West Jefferson Blvd.
Fort Wayne, Indiana 46804
(260) 969-3500

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Throughout this Prospectus, including documents we may incorporate by reference, we may make statements that express our opinions, expectations, or projections regarding future events or future results, in contrast with statements that reflect historical facts. These predictive statements, which we generally precede or accompany by such typical conditional words as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” or by the words “may,” “will,” “would,” “should,” “possible” and similar conditional words or expressions, are intended to operate as “forward-looking statements.”  Such forward-looking statements involve both known and unknown risks (including, without limitation, those described or incorporated above under “Risk Factors”), uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

While we always intend to express our best judgment when we make statements about what we believe will occur in the future, and although we base these statements on assumptions that we believe to be reasonable when made, these forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements. Forward-looking statements are subject to many uncertainties and other variable circumstances, many of which are outside of our control, that could cause our actual results and experience to differ materially from those we thought would occur.

The following listing represents some, but not necessarily all, of the factors that may cause actual results to differ from those we may have anticipated or predicted:

•                  the adverse impact of a recurrent economic recession, resulting in a decrease of demand for our products;

•                  the continued weak demand for our products within the non-residential construction or other metal consuming industries;

•                  the potential impact of continuing high unemployment rates on demand for end products which utilize steel components;

•                  conditions affecting steel or recycled metals consumption;

•                  U.S. or foreign trade policy affecting the amount of foreign imported steel, or adverse outcomes of pending and future trade cases alleging unlawful practices in connection with steel imports;

•                  cyclical changes in market supply and demand for steel and recycled ferrous and nonferrous metals;

•                  increased price competition brought about by excess domestic and global steelmaking capacity;

•                  changes in the availability or cost of raw materials, such as recycled ferrous metals, iron substitute materials, including pig iron, iron concentrate, or other raw materials or supplies, which we use in our production processes;

•                  periodic fluctuations in the availability and cost of electricity, natural gas or other utilities;

•                  the occurrence of unanticipated equipment failures and plant outages;

•                  margin compression resulting from our inability to pass increases in costs of raw materials and supplies to our customers;

•                  labor unrest, work stoppages and/or strikes involving our own workforce, those of our important suppliers or customers, or those affecting the steel industry in general;

•                  the impact of, or changes in, environmental law or in the application of other legal or regulatory requirements upon our production processes or costs of production or upon those of our suppliers or customers, including actions by government agencies, such as the U.S. Environmental Protection

Agency or related state agencies, on pending or future environmentally related construction or operating permits;

•                  the impact of United States government or various governmental agencies introducing laws or regulatory changes in response to the subject of climate change and greenhouse gas emissions, including the introduction of carbon emissions trading mechanisms;

•                  private or governmental liability claims or litigation, or the impact of any adverse outcome of any litigation on the adequacy of our reserves or the availability or adequacy of our insurance coverage;

•                  changes in our business strategies or development plans which we may adopt or which may be brought about in response to actions by our suppliers or customers, and any difficulty or inability to successfully consummate or implement any planned or potential projects, acquisitions, joint ventures or strategic alliances;

•                  the impact of regulatory or other governmental action or inaction upon our receipt of required permits or approvals, or the impact of litigation costs or outcomes, construction delays, cost overruns, technology risk or operational complications upon our ability to complete, start-up or continue to profitably operate a project or a new business, or to complete, integrate and operate any potential acquisitions as anticipated; and

•                  uncertainties involving new products or new technologies.

We also refer you to and urge you to carefully read the “Risk Factors” discussion in this Prospectus and under Item 1A Risk Factors in our Annual Report on Form 10-K for our fiscal year ended December 31, 2012, or in our subsequently filed Quarterly Reports on Form 10-Q, if applicable, to better understand some of the principal risks and uncertainties inherent in our business or in owning our securities.

Any forward looking statements which we make in this Prospectus or in any of the documents that are incorporated by reference herein speak only as of the date of such statement, and we undertake no ongoing obligation to update such statements. Comparisons of results between current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Should one or more of the risks or uncertainties described or incorporated by reference in this Prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this Prospectus, or in the documents incorporated by reference in this Prospectus, are expressly qualified in their entirety by this cautionary statement.

MARKET DATA

We obtained market and competitive position data used in this Prospectus, including documents we incorporate by reference, from internal surveys, market research, publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable.

PROSPECTUS SUMMARY

This summary highlights selected information included in or incorporated by reference into this prospectus. The summary does not contain all of the information that you should consider before deciding whether to invest in the Exchange Notes and is qualified in its entirety by the more detailed information appearing elsewhere in the prospectus and the documents incorporated herein by reference. You should carefully read the entire prospectus, including the information incorporated by reference herein, and particularly the information in the “Risk Factors” section beginning on page 11 of this prospectus, before making an investment decision. See “Where You Can Find More Information.”

Our Company

We are one of the largest steel producers and one of the largest metals recyclers in the United States based on a current estimated annual steelmaking capability of 6.4 million tons and actual recycling volumes. Actual metals recycling shipments during 2012, 2011, and 2010, respectively, were 5.6 million gross tons, 5.9 million gross tons, and 5.2 million gross tons of ferrous materials; and 1.1 billion pounds, 1.1 billion pounds and 961 million pounds of nonferrous metallics. Our steel shipments during 2012, 2011, and 2010 were 5.8 million tons, 5.8 million tons, and 5.3 million tons, respectively. We reported net sales of $7.3 billion, $8.0 billion, and $6.3 billion during 2012, 2011, and 2010, respectively. At December 31, 2012, we employed approximately 6,670 individuals, 90% of whom were non-union.

We reported net sales of $1.8 billion and $2.0 billion for the three months ended March 31, 2013 and 2012 respectively, on steel shipments of 1.5 million tons for each three-month period; and metals recycling shipments during the three months ended March 31, 2013 of 1.3 million gross tons of ferrous materials and 280 million pounds of nonferrous metallics, and metals recycling shipments during the three months ended March 31, 2012 of 1.6 million gross tons of ferrous materials and 292 million pounds of nonferrous metallics.

The primary sources of our revenues are from the manufacture and sale of steel products, processing and sale of recycled ferrous and nonferrous metals, and, to a lesser degree, fabrication and sale of steel joist and decking products. Our operations are managed and reported based on three operating segments: steel operations, metals recycling and ferrous resources operations, and steel fabrication operations.

Our Operations

Steel Operations.  Steel operations consist of our five electric-arc furnace mini-mills, producing steel from steel scrap, utilizing continuous casting, automated rolling mills, and various downstream finishing facilities. Our steel operations accounted for 62%, 61% and 61% of our consolidated net sales in 2012, 2011 and 2010, respectively; and 59% and 60% of our consolidated net sales for the three months ended March 31, 2013 and 2012, respectively. Collectively, our steel operations sell directly to end users and service centers. These products are used in numerous industry sectors, including the automotive, agriculture, energy, construction, commercial, transportation and industrial machinery markets.

Sheet Products.  Our Flat Roll Division sells a broad range of sheet steel products, such as hot rolled, cold rolled and coated steel products, including a large variety of specialty products such as light gauge hot rolled, galvanized, Galvalume® and painted products. The Techs operations, comprised of three galvanizing lines, also sells specialized galvanized sheet steels used in non-automotive applications. Our sheet operations represented 57%, 60%, and 63% of this segment’s net sales in 2012, 2011 and 2010, respectively; and 56% and 54% of this segment’s net sales for the first three months of 2013 and 2012, respectively.

Long Products.  Our Structural and Rail Division sells structural steel beams and pilings to the construction market, and also a variety of standard strength and industrial quality grade rail to the railroad industry. Our Engineered Bar Products Division primarily sells engineered special bar-quality and merchant bar quality rounds and round- cornered squares. Our Roanoke Bar Division primarily sells merchant steel products, including angles, plain rounds, flats and channels. Steel of West Virginia primarily sells merchant beams, channels and specialty structural steel sections.

Metals Recycling and Ferrous Resources Operations.  This operating segment primarily includes our metals recycling operations, liquid pig iron production facility, and Minnesota iron operations. Our metals recycling and ferrous resources operations accounted for 32%, 35%, and 35% of our consolidated net sales in 2012, 2011, and

2010, respectively; and 35% of our consolidated net sales for each of the three-month periods ended March 31, 2013 and 2012.

Metals Recycling.  Our metals recycling operations represent our metals sourcing and processing operations and are the most significant source of income in this segment. Our metals recycling operations sell ferrous metals to steel mills and foundries, and nonferrous metals, such as copper, brass, aluminum and stainless steel to ingot manufacturers, copper refineries and mills, smelters, and specialty mills. Our metals recycling operations represented 94%, 95% and 96% of this segment’s net sales during 2012, 2011 and 2010, respectively; and 93% and 95% of this segment’s net sales in the three months ended March 31, 2013 and 2012, respectively. Our metals recycling operations also sell ferrous metals to our own steel mills as a raw material. These shipments to our steel mills represented 46%, 43%, and 42% of our metals recycling ferrous shipped tons in 2012, 2011, and 2010, respectively; and 41% and 48% of our metals recycling ferrous shipped tons in the three months ended March 31, 2013 and 2012, respectively.

Ferrous Resources.  Our ferrous resources operations consist of our two ironmaking initiatives: Iron Dynamics (IDI) and our Minnesota iron operations. IDI primarily produces liquid pig iron, which is used as a scrap substitute raw material exclusively at our Flat Roll Division. Our Minnesota iron operations consists of Mesabi Nugget, (owned 81% by us); our planned future iron mining operations which is currently in the permitting process, Mesabi Mining; and, our iron tailings operations, Mining Resources (owned 80% by us). The construction of the Mesabi Nugget facility was completed in 2009, and initial production of iron nuggets commenced January 2010. Since that time, we have continued to refine this pioneering production process and changed equipment configurations to increase production, improve quality, and increase plant availability. A planned six-week outage in the fall of 2012 was used to complete the groundwork necessary for the implementation of further improvements which are being made in the second quarter of 2013. These modifications are expected to improve production volume. The facility’s designed annual production capacity is 500,000 metric tons. In 2012, 2011 and 2010, Mesabi Nugget shipped 169,000, 160,000 and 67,000 metric tons of iron nuggets, respectively; and 60,000 and 46,000 metrics ton of iron nuggets for the three months ended March 31, 2013 and 2012, respectively, for use by our own steel mills. Our iron tailings operation, Mining Resources, started operations in September of 2012 and expects to be at full capacity during the first half of 2013. This operation provides iron ore tailings to be concentrated for use by Mesabi Nugget as low-cost iron concentrate in the nugget production process. This is critical to our Minnesota operations as we will now be able to benefit from the use of lower-cost iron concentrate rather than much higher priced third-party material.

Steel Fabrication Operations.  Our steel fabrication operations include six New Millennium Building Systems plants, which fabricate steel joists, trusses, girders, and decking used within the non-residential construction industry. Steel fabrication operations accounted for 5%, 3%, and 3% of our consolidated net sales in 2012, 2011, and 2010, respectively; and 5% and 4% of our consolidated net sales for the three months ended March 31, 2013 and 2012, respectively.

Recent Developments

On March 26, 2013, we issued our 5¼% unregistered senior unsecured Notes due 2023 (“2023 Notes”) in the aggregate principal amount of $400,000,000 under an original Indenture dated as of March 26, 2013, among Wells Fargo Bank, National Association, as Trustee, Steel Dynamics, Inc., as issuer, and Carolinas Recycling Group, LLC; Jackson Iron & Metal Company, Inc.; Marshall Steel, Inc.; New Millennium Building Systems, Inc.; New Millennium Building Systems, LLC; OmniSource Corporation; OmniSource Indianapolis, LLC; OmniSource Southeast, LLC; OmniSource Transport, LLC; OmniSource, LLC; Roanoke Electric Steel Corporation; Steel Dynamics Sales North America, Inc.; Steel of West Virginia, Inc.; Steel Ventures, Inc.; Superior Aluminum Alloys, LLC; SWVA, Inc.; and The Techs Industries, Inc., as Subsidiary Guarantors. The net proceeds of the Notes were used, along with available cash, to purchase pursuant to a concurrent tender offer and a subsequent redemption, the Company’s $500.00 million principal amount of 6¾% Senior Notes due 2015.   As of March 31, 2013, $198.3 million principal amount of 6¾% Senior Notes due 2015 remained outstanding; however, repayment of this amount occurred on April 9, 2013.  In connection with the closing of the issuance and sale of the 2023 Notes, the Company entered into a Registration Rights Agreement.

RISK FACTORS

The terms of the Exchange Notes are identical in all material aspects to those of the Old Notes, except for the transfer restrictions and registration rights and related special interest provisions relating to the Old Notes that do not apply to the Exchange Notes. This section describes some, but not all, of the risks of acquiring the Exchange Notes and participating in these Exchange Offers. Before making an investment decision, you should carefully consider the risk factors described below and the risk factors included in the Company’s Annual Report on Form 10-K or in subsequently filed Forms 10-Q, each of which is incorporated by reference herein.

Risks Related to Our Industry and Our Business

Our industry is affected by domestic and global economic factors including the risk of a recurrent recession.

Our financial results are substantially dependent not only upon overall economic conditions in the United States, in Europe and in Asia, but also as they may affect one or more of the industries upon which we depend for the sale of our products. The sluggish pace of the recovery from the deep global recession that began in the United States in 2008 is continuing to have an adverse effect on demand for our products and, therefore, the results of our operations, and a further prolongation of that recession could further decrease the demand for our products and further adversely affect our business.  In addition, uncertainty over the potential economic consequences of the continuing budgetary impasse in the United States could have a further adverse impact on demand for our products.  Moreover, the European debt crisis has created additional uncertainty that could further hinder the recovery. Metals industries have historically been vulnerable to significant declines in consumption and product pricing during periods of economic downturn. Likewise, the pace of domestic non-residential construction activity has historically slowed during economic downturns and has been at historically low levels in recent years.

Our business is also dependent upon certain industries, such as commercial and government construction, energy, metals service centers, automotive, agriculture, transportation, petrochemical and original equipment manufacturing, and these industries are also cyclical in nature. Therefore, these industries may experience their own fluctuations in demand for our products based on such things as economic conditions, energy prices, consumer demand and infrastructure funding decisions by governments. Many of these factors are beyond our control. As a result of the volatility in the industries we serve, we may have difficulty increasing or maintaining our level of sales or profitability. If the industries we serve were to suffer a downturn, then our business may be further adversely affected.

Our level of production and our sales and earnings are subject to significant fluctuations as a result of the cyclical nature of the steel industry and some of the industries we serve.

The steel manufacturing business is cyclical in nature, and the price of the steel we make may fluctuate significantly due to many factors beyond our control. Furthermore, many of our products are commodities, subject to their own cyclical fluctuations in supply and demand in both metal consuming and metal generating industries, including the construction industry. The timing and magnitude of these price fluctuations are difficult to predict. The sale of our manufactured steel products is directly affected by demand for our products in other cyclical industries, such as the automotive, oil and gas, gas transmission, residential and commercial/industrial construction, commercial equipment, rail transportation, appliance, agricultural and durable goods industries. While the domestic automotive industry, which is a major consumer of new steel and a major generator of steel scrap, has shown recent signs of improvement, it has not yet fully recovered from the recent unprecedented downturn in demand. Economic difficulties, stagnant economies, supply/demand imbalances and currency fluctuations in the United States or globally could further decrease the demand for our products or increase the amount of imports of steel into the United States, which could decrease our sales, margins and profitability.

The scrap metal recycling industry has historically been, and is expected to remain, highly cyclical. A prolonged period of low scrap prices, could result in the weakening of inbound scrap flows and thereby reduce our ability to obtain, process and sell recycled materials and this could have a material adverse effect on our metals recycling operations’ results.

Scrap metal prices are volatile and operating results within the metals recycling industry, in general, have historically been cyclical, and are expected to remain, highly cyclical in nature. Similarly, but not necessarily paralleling the price fluctuations in the steel business, the purchase prices for automobile bodies and various other grades of obsolete and industrial scrap, as well as the selling prices for processed and recycled scrap metals we utilize in our own manufacturing process or we resell to others through our metals recycling operations, are also highly volatile. As a metals recycler, we may attempt to respond to changing recycled metal selling prices by adjusting the scrap metal purchase prices we pay to others, but our ability to do this may be limited by competitive or other factors during periods of low scrap prices, when inbound scrap flow may slow considerably, as scrap generators hold on to their scrap in hopes of getting higher prices later.  Conversely, periodic increased foreign demand for scrap can result in an outflow of available domestic scrap as well as resulting higher scrap prices domestically that cannot always be passed on to domestic scrap consumers thereby further reducing available domestic scrap flows and scrap margins all of which could adversely affect our sales and profitability.

Imports of steel into the United States have in the past adversely affected, and may again adversely affect, U.S. steel prices, which could impact our sales, margins and profitability.

Global steelmaking capacity currently exceeds global consumption of steel products. Such excess capacity sometimes results in steel manufacturers in certain countries exporting steel at prices that are lower than prevailing domestic prices, and sometimes at or below their cost of production. Excessive imports of steel into the United States, as a result of excess world supply, have in past years exerted, and may again in the future, exert downward pressure on U.S. steel prices and may reduce or may negatively affect our ability to increase our sales, margins, and profitability. U.S. steel producers compete with many foreign producers, including those in China. Competition from foreign producers is typically strong and is periodically exacerbated by weakening of the economies of certain foreign steelmaking countries. Greater steel exports to the United States tend to occur at depressed prices when steel producing countries experience periods of economic difficulty, decreased demand for steel products or excess capacity.

In addition, we believe the downward pressure on, and periodically depressed levels of U.S. steel prices in some recent years have been further exacerbated by imports of steel involving dumping and subsidy abuses by foreign steel producers. Some foreign steel producers are owned, controlled or subsidized by foreign governments. As a result, decisions by these producers with respect to their production, sales and pricing are sometimes influenced to a greater degree by political and economic policy considerations than by prevailing market conditions, realities of the marketplace or consideration of profit or loss. However, while some tariffs and quotas are periodically put into effect for certain steel products imported from a number of countries that have been found to have been unfairly pricing steel imports to the U.S., there is no assurance that tariffs and quotas will always be levied, even if otherwise justified, and even when imposed, many of these are only short-lived. When such tariffs or duties expire or if others are further relaxed or repealed, or if relatively higher U.S. steel prices make it attractive for foreign steelmakers to export their steel products to the United States, despite the presence of duties or tariffs, the resurgence of substantial imports of foreign steel could create downward pressure on U.S. steel prices.

China’s current steelmaking overcapacity in relation to its steel consumption could have a material adverse effect on domestic and global steel pricing and could result in increased steel imports into the United States.

A significant factor in the worldwide volatility of steel pricing in recent years was the explosive growth in Chinese steel consumption in relation to its domestic production, which, until the third quarter of 2008, had vastly outpaced that country’s capacity to produce steel in sufficient quantity to serve its internal demand. The shortage of Chinese domestic steel supply, during this time period, resulted not only in heightened Chinese demand for imported steel and other raw materials, with a consequent upward spiral in worldwide steel pricing for finished steel products, but also led to a rapid and significant expansion of steel production capacity in China, as well as many of the commodities, supplies and services utilized in steelmaking. However, the addition of new Chinese steel production capacity, coupled with the subsequent drop in Chinese steel consumption that began in 2008, and the continued utilization of a large amount of outdated, inefficient and government subsidized production capacity, has resulted in a situation in which China’s steel producing capacity currently exceeds that country’s decreasing demand for many kinds of steel products that we produce and has made China an increasingly larger net exporter of steel. Therefore, a combination of a slowdown in China’s economic growth rate and steel consumption, coupled with its own expansion of steelmaking capacity, could result in a continuing stagnation or further weakening of both domestic and global steel demand and steel pricing. Also, should Chinese steelmaking capacity remain the same or further increase, or should its demand either further slow or weaken, China might not only remain a net exporter of steel but many Asian and European steel producers whose steel output previously fed China’s steel import needs could find their way into the U.S. market through increased steel imports, causing a further erosion of margins or negatively impacting our ability to increase our prices.

The worldwide economic downturn that began in 2008 and the difficult conditions in the global industrial, capital and credit markets that resulted, have adversely affected and may continue to adversely affect our business and our industry, as well as the industries of many of our customers and suppliers upon whom we are dependent.

Many of the markets in which our customers participate, such as the automotive, consumer products, original equipment, agriculture, transportation, manufacturing, commercial, residential and government construction, and metals service center industries, are also cyclical in nature and experience significant fluctuations in demand for our steel products based on economic conditions, consumer demand, raw material and energy costs, and decisions by our government to fund or not fund infrastructure projects such as highways, bridges, schools, energy plants, railroads and transportation facilities. Many of these factors are beyond our control. These markets are highly competitive, to a large extent driven by end-use markets, and may experience overcapacity, all of which may affect demand for and pricing of our products.

A continued or further decline in consumer and business confidence and spending, together with severe reductions in the availability and cost of credit, as well as volatility in the capital and credit markets, could adversely affect the business and economic environment in which we operate and the profitability of our business. We are also exposed to risks associated with the creditworthiness of our suppliers and customers. If the availability of credit to fund or support the continuation and expansion of our customers’ business operations is curtailed or if the cost of that credit is increased the resulting inability of our customers or of their customers to access either credit or absorb the increased cost of that credit could adversely affect our business by reducing our sales or by increasing our exposure to losses from uncollectible customer accounts. These conditions and a renewed disruption of the credit markets could also result in financial instability of some of our suppliers and customers. The consequences of such adverse effects could include the interruption of production at the facilities of our customers, the reduction, delay or cancellation of customer orders, delays or interruptions of the supply of raw materials we purchase, and bankruptcy of customers, suppliers or other creditors. Any of these events may adversely affect our profitability, cash flow, and financial condition.

Volatility and major fluctuations in scrap metal and pig iron prices and our potential inability to pass higher costs on to our customers may constrain operating levels and reduce profit margins.

Steel producers require large amounts of raw materials, including scrap metal and scrap substitute products such as pig iron, pelletized iron and other supplies such as graphite electrodes and ferroalloys. Our principal raw material is scrap metal derived primarily from junked automobiles, industrial scrap, railroad cars, railroad track materials, agricultural machinery and demolition scrap from obsolete structures, containers and machines. The prices for scrap are subject to market forces largely beyond our control, including demand by U.S. and international steel producers, freight costs and speculation. The prices for scrap have varied significantly, may vary significantly in the future and do not necessarily fluctuate in tandem with the price of steel. Moreover, some of our integrated steel producer competitors are not as dependent as we are on scrap as a part of their raw material melt mix, which, during periods of high scrap costs relative to the cost of blast furnace iron used by the integrated producers, give them a raw material cost advantage over mini-mills. While our vertical integration into the metals recycling business through our OmniSource subsidiary and into the ironmaking business, through our Iron Dynamics facility and our Minnesota iron operations should enable us to be a cost-effective supplier to our steelmaking operations, for some of our metallics requirements, we will still need to rely on other metallics and raw material suppliers, as well as upon general industry supply conditions for the balance of our needs.

Purchase prices for auto bodies, scrap metal and scrap substitute products such as pig iron that we consume, and selling prices for scrap and recycled metals that we sell to third parties are volatile and beyond our control. While OmniSource attempts to respond to changing recycled metal selling prices through adjustments to its metal purchase prices, its ability to do so is limited by competitive and other market factors. Changing prices could potentially impact the volume of scrap metal available to us and the volume and realized margins of processed metals we sell.

The availability and prices of raw materials may also be negatively affected by new laws and regulations, allocation by suppliers, interruptions in production, accidents or natural disasters, changes in exchange rates, worldwide price fluctuations, and the availability and cost of transportation.

If prices for ferrous metallics increase by a greater margin than corresponding price increases for the sale of our steel products, we may not be able to recoup such cost increases from increases in the selling prices of steel products. Conversely, depressed prices for ferrous scrap may constrain the supply of steel scrap, which may adversely affect our metals recycling operations and also the availability of certain grades of scrap for our steelmaking operations. Additionally, our inability to pass on all or any substantial part of any cost increases during periods of rapidly rising scrap prices, through scrap or other surcharges, or to provide for our customers’ needs because of the potential unavailability of key raw materials or other inputs, may result in production curtailments or may otherwise have a material adverse effect on our business, financial condition, results of operations or prospects.

The cost and availability of electricity and natural gas are also subject to volatile market conditions.

Steel producers like us consume large amounts of energy, inasmuch as mini-mills melt steel scrap in electric arc furnaces and use natural gas to heat steel billets for rolling into finished products. We rely on third parties for the supply of energy resources we consume in our steelmaking activities. The prices for and availability of electricity, natural gas, oil and other energy resources are also subject to volatile market conditions, often affected by weather conditions as well as political and economic factors beyond our control. As large consumers of electricity and gas, we must have dependable delivery in order to operate. Accordingly, we are at risk in the event of an energy disruption. Prolonged black-outs or brown-outs or disruptions caused by natural disasters or by political considerations would substantially disrupt our production. Moreover, much of our finished steel products are typically delivered by truck. Unforeseen fluctuations in the price of fuel attributable to fluctuations in crude oil prices would also have a negative impact on our costs or on the costs of many of our customers. In addition, changes in certain environmental regulations in the U.S., including those that may impose output limitations or higher costs associated with climate change or greenhouse gas emissions legislation, could substantially increase the cost of manufacturing and raw materials, such as energy, to us and other U.S. steel producers.

Fluctuations in the value of the United States dollar relative to other currencies may adversely affect our business.

Fluctuations in the value of the dollar can be expected to affect our business. A strong U.S. dollar makes imported metal products less expensive, potentially resulting in more imports of steel products into the U.S. by our foreign competitors, while a weak U.S. dollar may have the opposite impact on imports.

Compliance with and changes in environmental and remediation requirements could result in substantially increased capital requirements and operating costs.

Existing laws or regulations, as currently interpreted or as may be interpreted in the future, as well as future laws or regulations, may have a material adverse effect on our results of operations and financial condition.

We are subject to comprehensive local, state, federal and international statutory and regulatory environmental requirements relating to, among other things:

•                  the acceptance, storage, treatment, handling and disposal of solid and hazardous waste;

•                  the discharge of materials into the air;

•                  the management and treatment of wastewater and storm water;

•                  the remediation of soil and groundwater contamination;

•                  global climate change legislation or regulation;

•                  the need for and the ability to timely obtain air, water or other operating permits;

•                  the remediation and reclamation of land used for iron mining;

•                  natural resource damages; and

•                  the protection of our employees’ health and safety.

Compliance with environmental laws and regulations, which affect our steelmaking, metals recycling and ironmaking operations, is a significant factor in our business. We are required to obtain and comply with environmental permits and licenses, and failure to obtain or renew or the violation of any permit or license, if not remedied, could result in substantial fines and penalties, suspension of operations or the closure of a subject facility. Similarly, delays, increased costs or the imposition of onerous conditions to the securing or renewal of operating permits, such as those required by our Mesabi Mining, Mesabi Nugget or Mining Resources ironmaking operations, could have a material adverse effect on these operations.

Private parties might also bring claims against us for alleged property damage or personal injury resulting from the environmental impacts of our operations. Moreover, legal requirements change frequently, are subject to interpretation and have tended to become more stringent over time. Uncertainty regarding adequate pollution control levels, testing and sampling procedures, and new pollution control technology are factors that may increase our future compliance expenditures. We are unable to predict the ultimate cost of future compliance with these requirements or their effect on our operations, and we also cannot predict whether such costs can be passed on to customers through product price increases. Although we believe that we are in substantial compliance with all applicable laws and regulations, legal requirements frequently change and are subject to interpretation. New laws, regulations and changing interpretations by regulatory authorities, together with uncertainty regarding adequate pollution control levels, testing and sampling procedures, new pollution control technology and cost benefit analysis based on market conditions are all factors that may increase our future expenditures to comply with environmental requirements. The cost of complying with existing laws or regulations as currently interpreted or reinterpreted in the future, or with future laws or regulations, may have a material adverse effect on our results of operations and financial condition.

Our manufacturing and recycling operations produce significant amounts of by-products, some of which are handled as industrial waste or hazardous waste. For example, our mills generate electric arc furnace (EAF) dust, which the United States Environmental Protection Agency (USEPA) and other regulatory authorities classify as hazardous waste. EAF dust requires special handling, recycling and disposal.

In addition, the primary feed materials for the shredders operated by our metals recycling operations are automobile hulks and obsolete household appliances. Approximately 20% of the weight of an automobile hulk consists of unrecyclable material known as shredder fluff. After the segregation of ferrous and saleable nonferrous metals, shredder fluff remains. We, along with others in the recycling industry, interpret federal regulations to require shredder fluff to meet certain criteria and pass a toxic leaching test to avoid classification as a hazardous waste. We also endeavor to remove hazardous contaminants from the feed material prior to shredding. As a result, we believe the shredder fluff we generate is not normally considered or properly classified as hazardous waste. However, if laws or regulations, the interpretation of the laws or regulations, or testing methods change with regard to EAF dust or shredder fluff, we may incur significant additional expenditures.

The Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA” or “Superfund”) enables USEPA and state agencies to recover from owners, operators, generators and transporters the cost of investigation and cleanup of sites which pose serious threats to the environment or public health. In connection with CERCLA and analogous state laws, we may be required to clean up contamination discovered at our sites including contamination that may have been caused by former owners or operators of the sites, conduct additional cleanup at sites where we have already participated in remediation efforts or to take remediation action with regard to sites formerly used in connection with our operations.

In addition, we may be required to pay for, or to pay a portion of, the costs of remediation at sites to which we sent hazardous wastes for disposal, notwithstanding that the original disposal activity may have complied with all regulatory requirements then in effect. Pursuant to CERCLA, a potentially responsible party can be held jointly and severally liable for all of the cleanup costs associated with a third-party disposal site. In practice, a liable party often splits the costs of cleanup with other potentially responsible parties. We have received notices from USEPA, state agencies and third parties that we have been identified as potentially responsible for the cost of investigating and cleaning up a number of third-party disposal sites. In most cases, many other parties are also named as potentially responsible parties. Based upon information currently available to us, we do not believe the potential cost in connection with the remediation of these sites will have a material effect on our business.

Because CERCLA can be imposed retroactively on shipments that occurred many years ago, and because USEPA and state agencies are still discovering sites that pose a threat to public health or the environment, we can provide no assurance that we will not become liable in the future for significant costs associated with investigation and remediation of additional CERCLA clean-up sites.

CERCLA, including the Superfund Recycling Equity Act of 1999, limits the exposure of scrap metal recyclers for sales of certain recyclable material under certain circumstances. However, the recycling defense is subject to the conducting of reasonable care evaluations of current and potential consuming facilities.

Increased regulation associated with climate change and greenhouse gas emissions could impose significant additional costs on both our steelmaking and metals recycling operations.

The United States government or various governmental agencies may introduce regulatory changes in response to the potential impacts of climate change. International treaties or agreements may also result in increasing regulation of greenhouse gas emissions, including the introduction of carbon emissions trading mechanisms. Any such regulation regarding climate change and greenhouse gas, or GHG emissions, could impose significant costs on our steelmaking and metals recycling operations and on the operations of our customers and suppliers, including increased energy, capital equipment, environmental monitoring and reporting and other costs in order to comply with current or future laws or regulations concerning and limitations imposed on our operations by virtue of climate change and GHG emissions laws and regulations. The potential costs of “allowances,” “offsets” or “credits” that may be part of potential cap-and-trade programs or similar future regulatory measures are still uncertain. Any adopted future climate change and GHG regulations could negatively impact our ability (and that of our customers and suppliers) to compete with companies situated in areas not subject to such limitations. Furthermore, recently promulgated more restrictive National Ambient Air Quality Standards make it substantially more time consuming, costly and difficult to obtain new permits or to modify existing permits.

From a medium and long-term perspective, we are likely to see an increase in costs relating to our assets that emit significant amounts of greenhouse gases as a result of these regulatory initiatives. These regulatory initiatives will be either voluntary or mandatory and may impact our operations directly or through our suppliers or customers. Until the timing, scope and extent of any future regulation becomes known, we cannot predict the effect on our financial condition, operating performance and ability to compete.

We may face significant price and other forms of competition from other steel producers and scrap processors, which could have a material adverse effect on our business, financial condition, results of operation or prospects.

The global markets in which steel companies and scrap processors conduct business are highly competitive and are becoming even more so due to the current global economic downturn and to consolidations in recent years in the steel industry and in the scrap industry. Increased competition could cause us to lose market share, increase expenditures or reduce pricing, any one of which could have a material adverse effect on our business, financial condition, results of operations or prospects. The global steel industry has historically suffered from substantial over-capacity, and excess capacity in some of our products will intensify price competition for such products. The global demand for steel scrap has also recently decreased, due to market conditions, causing a decrease in the price of scrap metals. A decrease in price could result in some scrap generators exiting the marketplace which could further decrease the availability of scrap. This shortage in availability of scrap could have a material adverse effect on both our steelmaking and our metals recycling operations and thus on our business, financial condition, results of operations or prospects.

We are subject to significant risks relating to changes in commodity prices and may not be able to effectively protect against these risks.

We are exposed to commodity price risk during periods where we hold title to scrap metal products that we may hold in inventory for processing or resale. Prices of commodities, including recycled metals, can be volatile due to numerous factors beyond our control. In an increasing price environment for raw materials, competitive conditions may limit our ability to pass on price increases to our consumers. In a decreasing price environment for processed recycled metal, we may not have the ability to fully recoup the cost of raw materials that we procure, process and sell to our customers. In addition, new entrants into the market areas we serve could result in higher purchase prices for raw materials and lower margins from our recycled metal. We are unable to hedge positions in certain commodities, such as recycled ferrous metal, where no established futures market exists, or, where we may from time to time hedge our positions in certain nonferrous metal transactions, we could incur losses. Thus, our sales and inventory position will be vulnerable to adverse changes in commodity prices, which could materially adversely impact our operating and financial performance.

The profitability of our metals recycling operations depends, in part, on the availability of an adequate source of supply.

We procure our recyclable metal inventory from numerous sources. These suppliers generally are not bound by long-term contracts and have no obligation to sell recyclable metal to us. In periods of low industry prices, suppliers may elect to hold recyclable metal to wait for higher prices or intentionally slow their metal collection activities. If a substantial number of suppliers cease selling recyclable metal to us, we will be unable to recycle metal at desired levels and our results of operations and financial condition could be materially adversely affected. In addition, a slowdown of industrial production in the United States, as has recently occurred, reduces the supply of industrial grades of metal to the metal recycling industry, resulting in our having less recyclable metal available to process and market.

We may face risks associated with the implementation of our growth strategy.

Our growth strategy subjects us to various risks. As part of our growth strategy, we may expand existing facilities, build additional plants, acquire other businesses and metals assets, enter into joint ventures, or form strategic alliances that we believe will complement our existing business. These transactions will likely involve some or all of the following risks:

•                  the difficulty of competing for acquisitions and other growth opportunities with companies having materially greater financial resources than us;

•                  the inability to realize anticipated synergies or other benefits expected from an acquisition;

•                  the difficulty of integrating the new or acquired operations and personnel into our existing businesses;

•                  the potential disruption of ongoing businesses;

•                  the diversion of financial resources to new or acquired businesses;

•                  the diversion of management attention from other business concerns to new or acquired businesses;

•                  the loss of key employees and customers of acquired businesses;

•                  the potential exposure to unknown liabilities;

•                  the inability of management to maintain uniform standards, controls, procedures and policies;

•                  the difficulty of managing the growth of a larger company;

•                  the risk of entering markets in which we have little experience;

•                  the risk of becoming involved in labor, commercial, or regulatory disputes or litigation related to the new or acquired businesses;

•                  the risk of becoming more highly leveraged;

•                  the risk of contractual or operational liability to other venture participants or to third parties as a result of our participation;

•                  the inability to work efficiently with joint venture or strategic alliance partners; and

•                  the difficulties of terminating joint ventures or strategic alliances.

These transactions might be required for us to remain competitive, but we may not be able to complete any such transactions on favorable terms or obtain financing, if necessary, for such transactions on favorable terms. Future transactions may not improve our competitive position and business prospects as anticipated, and if they do not, our sales and earnings may be significantly reduced.

Technology, operating and start-up risks, as well as commodity market risks associated with our Mesabi Nugget ironmaking project may prevent us from realizing its anticipated benefits and could result in a loss of all or a part of our investment.

While we and certain of our current and former joint venture partners built and operated a successful small scale pilot plant on the Mesabi Iron Range in Minnesota for the production of a cost effective iron nugget using Kobe Steel’s proprietary ITmK3® ironmaking process, there are technology, operational, market and start-up risks associated with the start-up of our world’s first full scale commercial nugget plant utilizing this technology. Although, we believe this full scale plant will be capable of consistently producing high-quality iron nuggets for use as a scrap substitute feed stock in our steelmaking operations, and in sufficient quantities and at a cost that will compare favorably with the cost of steel scrap and other more conventional scrap substitute products, including pig iron, there can be no assurance that these expectations will be achieved. We have encountered and may from time to time encounter cost overruns, systems or process difficulties, or quality control problems or output restrictions. As a result our capital costs could increase, the expected cost benefits from the development of this iron nugget product could be diminished or lost, and we could lose all or a substantial portion of our investment in the project. We could also encounter commodity market risk if, during a sustained period, the cost to manufacture the nuggets is greater than projected or if the relative market price of scrap and other scrap substitutes, for which this iron nugget product is intended as a lower cost substitute, is lower than projected, which could render our nuggets non-economical. Moreover, we are undertaking certain ancillary ventures related to the ironmaking process, such as our nearby Mesabi Mining facility for which we have been and are continuing to seek operating permits to allow us to mine taconite ore for use in the production of nuggets. Mining is a business in which we have no previous experience and which is also subject to possible permitting and environmental risks and uncertainties.

We are subject to litigation which could adversely affect our profitability.

We are involved in various routine litigation matters, including administrative proceedings, regulatory proceedings, governmental investigations, environmental matters and commercial and construction contract disputes. We are also involved, along with eight other steel manufacturing companies, in a class action antitrust complaint filed in federal court in Chicago, Illinois in September 2008, which alleges a conspiracy to fix, raise, maintain and stabilize the price at which steel products were sold in the United States starting in 2005, by artificially restricting the supply of such steel products. All but one of the Complaints were brought on behalf of a purported class consisting of all direct purchasers of steel products between January 1, 2005, and the present. The other Complaint was brought on behalf of a purported class consisting of all indirect purchasers of steel products within the same time period. In addition, in December 2010, we and the other co-defendants were served with a substantially similar complaint in the Circuit Court of Cocke County, Tennessee, purporting to be on behalf of indirect purchasers of steel products in Tennessee. That case has been removed to the federal court in Chicago that is hearing the main complaint. All Complaints seek treble damages and costs, including reasonable attorney fees, pre- and post-judgment interest and injunctive relief. In January 2009, Steel Dynamics and the other defendants filed a Joint Motion to Dismiss all of the direct purchaser lawsuits, but this motion was denied in June 2009. Following a period of preliminary discovery relating to class certification matters, Plaintiffs filed their Motion for Class Certification in May 2012, and on February 28, 2013, Defendants filed their Joint Memorandum in Opposition to Plaintiffs’ Motion for Class Certification, together with joint motions to exclude the expert opinions of both of Plaintiffs’ two retained experts. Additional briefing is anticipated on all issues related to the pending motions.  Due to the uncertain nature of litigation, we cannot presently determine the ultimate outcome of this litigation.

Although not presently necessary or appropriate to make a dollar estimate of exposure to loss, if any, in connection with the above matter, we may in the future determine that a loss accrual is necessary. Although we may make loss accruals, if and as warranted, any amounts that we may accrue from time to time could vary significantly from the amounts we actually pay, due to inherent uncertainties and the inherent shortcomings of the estimation process, the uncertainties involved in litigation and other factors. Additionally, an adverse result could have a material effect on our financial condition, results of operations and liquidity.

Unexpected equipment downtime or shutdowns could adversely affect our business, financial condition, results of operations or prospects.

Interruptions in our production capabilities could adversely affect our production costs, products available for sale and earnings during the affected period. In addition to equipment failures, our facilities are also subject to the risk of catastrophic loss due to unanticipated events such as fires, explosions or violent weather conditions. Our manufacturing processes are dependent upon critical pieces of steelmaking equipment, such as our furnaces, continuous casters and rolling equipment, as well as electrical equipment, such as transformers. This equipment may, on occasion, be out of service as a result of unanticipated failures or other events. We have experienced and may in the future experience material plant shutdowns or periods of reduced production as a result of such equipment failures or other events. These disruptions could have an adverse effect on our operations, customer service levels and financial results.

Governmental agencies may refuse to grant or renew some of our licenses and permits.

We must receive licenses, permits and approvals from state and local governments to conduct certain of our operations such as our Mesabi Mining operations, or to develop or acquire new facilities. Governmental agencies sometimes resist the establishment of certain types of facilities in their communities, including scrap metal collection and processing facilities. There can be no assurance that future approvals, licenses and permits will be granted or that we will be able to maintain and renew the approvals, licenses and permits we currently hold, and failure to do so could have a material adverse effect on our results of operations and financial condition.

Risks Related to the Exchange Notes and our Indebtedness

Our senior secured credit facility contains, and any future financing agreements may contain, restrictive covenants that may limit our flexibility.

Restrictions and covenants in our existing debt agreements, including our senior secured credit facility and any future financing agreements, may impair our ability to finance future operations or capital needs or to engage in other business activities. Specifically, these agreements may limit or restrict our ability to:

•                  incur additional indebtedness;

•                  pay dividends or make distributions with respect to our capital stock in excess of certain amounts;

•                  repurchase or redeem capital stock;

•                  make some investments;

•                  create liens and enter into sale and leaseback transactions;

•                  make some capital expenditures;

•                  enter into transactions with affiliates or related persons;

•                  issue or sell stock of certain subsidiaries;

•                  sell or transfer assets; and

•                  participate in some joint ventures, acquisitions or mergers.

A breach of any of the restrictions or covenants could cause a default under our senior secured credit facility, our senior notes or our other debt. A significant portion of our indebtedness then may become immediately due and payable if the default is not remedied.

Under our senior secured credit facility we are required to maintain certain financial covenants tied to our leverage and profitability. In addition, we are subject to a quarterly borrowing base requirement limiting the maximum availability of our senior secured revolver. Our ability to meet such covenants or borrowing restrictions can be affected by events beyond our control. If a default were to occur, the lenders could elect to declare all amounts then outstanding to be immediately due and payable and terminate all commitments to extend further credit. If we are unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure such indebtedness. We have pledged substantially all of our receivables and inventories and all shares of capital stock or other equity interests of our subsidiaries and intercompany debt held by us as collateral for our senior secured credit facility.

We may not have sufficient cash flow to make payments on the Exchange Notes and our other debt.

At March 31, 2013, our total outstanding debt was $2.3 billion and our total long term debt to capitalization ratio, representing our long term debt, including current maturities, divided by the sum of our long-term debt, redeemable non-controlling interests, and our total stockholders’ equity, was 47.9%.

Our ability to pay principal and interest on the Exchange Notes and our other debt and to fund our planned capital expenditures depends on our future operating performance. Our future operating performance is subject to a number of risks and uncertainties that are often beyond our control, including general economic conditions and financial, competitive, regulatory and environmental factors. For a discussion of some of these risks and uncertainties, please see “Risks Related to Our Industry and Our Business.” Consequently, we cannot assure you that we will have sufficient cash flow to meet our liquidity needs, including making payments on our indebtedness.

If our cash flow and capital resources are insufficient to allow us to make scheduled payments on the Exchange Notes or our other debt, we may have to sell assets, seek additional capital or restructure or refinance our debt. We cannot assure you that the terms of our debt will allow for these alternative measures or that such measures would satisfy our scheduled debt service obligations.

If we cannot make scheduled payments on our debt:

•                  our debt holders could declare all outstanding principal and interest to be due and payable;

•                  the lenders under our senior secured credit facility could terminate their commitments and commence foreclosure proceedings against our assets;

•                  we could be forced into bankruptcy or liquidation; and

•                  you could lose all or part of your investment in the Exchange Notes.

The amount of our indebtedness may limit our financial and operating flexibility. For example, it could:

•                  make it more difficult to satisfy our obligations with respect to our debt, including the Exchange Notes;

•                  limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes;

•                  require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, reducing our ability to use these funds for other purposes;

•                  limit our ability to adjust rapidly to changing market conditions; and

•                  increase our vulnerability to downturns in general economic conditions or in our business.

Despite the level of our indebtedness, we may still incur significantly more debt, which could further increase the risks described above.

The terms of our senior secured credit facility limit but do not prohibit us or our subsidiaries from incurring additional indebtedness in the future. Moreover, the terms of the Exchange Notes and the indentures governing our existing notes, including the Old Notes, do not limit our ability to incur additional unsecured indebtedness. If new indebtedness is added to our and our subsidiaries’ current debt levels, the related risks that we and they now face could intensify, and we may not be able to meet all our debt obligations, including repayment of the Exchange Notes, in whole or in part. Subject to certain limitations, any additional debt could also be secured or incurred by our non-guarantor subsidiaries which could increase the risks described above.

Your right to receive payments on the Exchange Notes is effectively subordinated to the rights of our and the Subsidiary Guarantors’ existing and future secured creditors. Further, your right to receive payments on the Exchange Notes is structurally subordinated to all our non-guarantor subsidiaries’ existing and future indebtedness.

Our obligations under the Old Notes are, and the Exchange Notes will be unsecured. Holders of our secured indebtedness, including indebtedness under our senior secured credit facility, and the secured indebtedness of the Subsidiary Guarantors will have claims that are before your claims as holders of the Exchange Notes to the extent of the value of the assets securing that other indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding up, liquidation, reorganization, or other bankruptcy proceeding, holders of our secured indebtedness will have a prior claim to our assets that constitute their collateral. Holders of the Exchange Notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the Exchange Notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the Exchange Notes. As a result, holders of the Exchange Notes may receive less, ratably, than holders of secured indebtedness.

Additionally, some but not all of our subsidiaries will guarantee the Exchange Notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. As of March 31, 2013, our non-guarantor subsidiaries had approximately $363.5 million of liabilities outstanding, including $240.2 million of indebtedness ($189.7 million of which indebtedness is held by us), all of which would have ranked structurally senior to the Exchange Notes.

We may be prohibited from repurchasing, and may be unable to repurchase, the Exchange Notes upon a change of control, which would cause defaults under the indenture for the Exchange Notes or possibly any of our debt or financing agreements that may be in effect at the time of the change of control.

If we experience a change of control as that term is defined in the indenture governing the Exchange Notes, we will be required to make an offer to repurchase all of the Exchange Notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of payment. We cannot assure you that we will have sufficient funds or be able to arrange for additional financing to repurchase the Exchange Notes following such a change of control. In addition, we cannot assure you that a repurchase of the Exchange Notes following such a change in control would be permitted pursuant to any of our debt or financing agreements that would be in effect at the time of such change in control, which could cause our other indebtedness to be accelerated. If such indebtedness were to be accelerated, we may not have sufficient funds to repurchase the Exchange Notes and repay such indebtedness.

An active trading market for the Exchange Notes may not develop.

The Exchange Notes will be new securities for which there is currently no public market, and we do not know whether an active trading market will develop for the Exchange Notes. To the extent that an active trading market does not develop, the liquidity and trading prices for the Exchange Notes may be harmed. We do not intend to apply for the Exchange Notes to be listed on any securities exchange or to arrange for the Exchange Notes to be quoted on any interdealer quotation system. Even if a market does develop for the Exchange Notes, liquidity of such market for the Exchange Notes may be volatile and may be adversely affected by changes in the overall market for high yield securities and by changes by our financial performance or prospectus.

Fraudulent conveyance laws could void the guarantees of the Exchange Notes.

Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee, either: (i) intended to hinder, delay or defraud any present or future creditor; or (ii) received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and (a) was insolvent or rendered insolvent by reason of the incurrence of the guarantee, (b) was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital, or (c) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature. Moreover, any payments made by a Subsidiary Guarantor pursuant to its guarantee could be voided and required to be returned to the Subsidiary Guarantor, or to a fund for the benefit of the creditors of the Subsidiary Guarantor. To the extent that any guarantee is voided as a fraudulent conveyance, the claims of holders of the Exchange Notes with respect to such guarantee could be materially adversely affected.

In addition, a legal challenge of a guarantee on fraudulent conveyance grounds will focus on, among other things, the benefits, if any, realized by the relevant Subsidiary Guarantor as a result of the issuance of the Exchange Notes. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the governing law. Generally, however, a Subsidiary Guarantor would be considered insolvent if:

•                  the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

•                  the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•                  it could not pay its debts as they become due.

The Exchange Notes will be effectively subordinated to all of our and our Subsidiary Guarantors’ existing and future secured indebtedness or other secured obligations to the extent of the value of the assets securing such indebtedness.

The Exchange Notes are unsecured. The Exchange Notes will, therefore, be effectively subordinated to any secured indebtedness or other secured obligations we currently have or may incur in the future, to the extent of the value of the assets that secure such indebtedness or other obligations. As a result, upon any distribution to our creditors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our property, the holders of our secured debt and other secured obligations will be entitled to be paid in cash, to the extent of the value of the collateral securing such debt or other obligations will be entitled to be paid in cash, to the extent of the value of the collateral securing such debt or other obligations, before any payment may be made with respect to the Exchange Notes.

Any decline in our corporate credit ratings or the rating of the Exchange Notes could adversely affect the value of the Exchange Notes.

Any decline in the ratings of our corporate credit or the Exchange Notes or any indications from the rating agencies that their ratings on our corporate credit or the Exchange Notes are under surveillance or review with possible negative implications could adversely affect the value of the Exchange Notes. In addition, a ratings downgrade could adversely affect our ability to access capital.

Risks Relating to the Exchange Offers

If you do not properly tender your unregistered Old Notes, your ability to transfer such outstanding unregistered Old Notes will be adversely affected.

We will only issue Exchange Notes in exchange for unregistered Old Notes that are timely received by the exchange agent, together with all required documents, including a properly completed and signed letter of transmittal or electronic transfer into the DTC. Therefore, you should allow sufficient time to ensure timely delivery of the unregistered Old Notes and you should carefully follow the instructions on how to tender your unregistered Old Notes. None of us, the Subsidiary Guarantors or the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the unregistered Old Notes. If you do not tender your unregistered Old Notes or if your tender of unregistered Old Notes is not accepted because you did not tender them properly, then, after consummation of the Exchange, you will continue to hold Old Notes that are subject to the existing transfer restrictions. After the Exchange is consummated, if you continue to hold any unregistered Notes, you may have difficulty selling them because there will be fewer unregistered Old Notes remaining and the market for them, if any, will be much more limited than it is currently. In particular, the trading market for unexchanged unregistered Old Notes could become even more limited than the existing market for the unregistered Old Notes and could cease to exist altogether due to the reduction in the amount of the unregistered Old Notes remaining upon consummation of the Exchange.

If you are a broker-dealer or participating in a distribution of the Exchange Notes, you may be required to deliver prospectuses and comply with other requirements.

If you tender your unregistered notes for the purpose of participating in a distribution of the Exchange Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. If you are a broker-dealer that receives Exchange Notes for your own account in exchange for unregistered Old Notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such Exchange Notes.

SUMMARY OF THE TERMS OF THE EXCHANGE

On August 16, 2012, we issued $400.0 million aggregate principal amount of unregistered 6 1/8% notes due 2019 and $350.0 million aggregate principal amount of unregistered 6 3/8% notes due 2022 (collectively, the “Old Notes”). The unregistered Old Notes are fully and unconditionally guaranteed, on a joint and several basis, as to payment of principal and interest, by each of the Subsidiary Guarantors. On the same day, we and the initial purchasers of the unregistered Old Notes entered into a registration rights agreement in which we agreed that you, as a holder of unregistered notes, would be entitled to exchange your unregistered notes for Exchange Notes registered under the Securities Act. These Exchange Offers are intended to satisfy these rights. After the Exchange Offers are completed, you will no longer be entitled to any registration rights with respect to the Old Notes. The Exchange Notes will be our obligation and will be entitled to the benefits of the indenture relating to the Old Notes. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the unregistered Old Notes, except that:

•                  The Exchange Notes have been registered under the Securities Act and, therefore, will contain no transfer restrictions or restrictive legends;

•                  The Exchange Notes will not have registration rights; and

•                  The Exchange Notes will not have rights to additional interest.

For additional information on the terms of these exchange offers, see “The Exchange Offers.”

For a more detailed description of the Exchange Notes, see “Description of the Exchange Notes.”

Exchange Notes

We are offering to exchange the Exchange Notes — specifically, up to $400 million aggregate principal amount of our 6 1/8% Senior Notes due August 15, 2019 that have been registered under the Securities Act, and up to $350 million aggregate principal amount of our 6 3/8% Senior Notes due August 15, 2022 that have been registered under the Securities Act, for an equal face amount of our outstanding Old Notes — specifically, our unregistered 6 1/8% Senior Notes due August 15, 2019 and our unregistered 6 3/8% Senior Notes due August 15, 2022.

Expiration Date	These Exchange Offers will expire at 5:00 p.m., New York City time, on [•], 2013, unless extended. We do not currently plan to extend the expiration date.
Withdrawal Rights

A tender of outstanding Old Notes may be withdrawn at any time prior to 5:00 p.m. New York time, on the Expiration Date. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder, promptly after the expiration or termination of the Exchange Offers.

Resales of the Exchange Notes

Based on an interpretation by the staff of the SEC, set forth in no-action letters issued to various third parties unrelated to us, we believe that Exchange Notes to be issued in the Exchange in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, if you meet the following conditions:

•                  the Exchange Notes are acquired by you in the ordinary course of your business;

•                  you are not engaged in or participating, do not intend to engage in or participate and have no arrangement or understanding with any person to engage in or participate in a distribution of the Exchange Notes; and

•                  you are not our affiliate, as that term is defined in Rule 405 under the Securities Act, or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable.

•                  if you are a broker-dealer, you have not entered into any arrangement or understanding with us or any of our “affiliates” to distribute the exchange notes; and

•                  you are not acting on behalf of any person or entity that could not truthfully make these representations.

In addition, each participating broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes pursuant to the Exchange, that were acquired by that broker-dealer as a result of market-making activities or other trading activities must agree to deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes. See “Plan of Distribution.”

If you are a holder of Old Notes, including any broker-dealer, and you are an affiliate of Steel Dynamics, Inc., did not acquire the Exchange Notes in the ordinary course of your business, or you wish to tender your Old Notes in the Exchange with the intention of participating, or for the purpose of participating in a distribution of the Exchange Notes, you cannot rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation, Morgan Stanley & Co. Incorporated or similar no-action letters and, absent an available exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the Exchange Notes.

Certain Conditions to the Exchange

The Exchange is subject to customary conditions, which we may waive. We will not be required to accept for exchange any Old Notes, and may amend or terminate the Exchange Offers if any of the following conditions or events occurs:

•                  the Exchange Offers or the making of any exchange by a holder of Old Notes violates applicable law or any applicable interpretation of the staff of the SEC;

•                  any action or proceeding shall have been instituted with respect to the Exchange Offers which, in our reasonable judgment, would impair our ability to proceed with the Exchange Offers; or

•                  any laws, rules or regulations or applicable interpretations of the staff of the SEC are issued or promulgated which, in our good faith determination, do not permit us to effect the Exchange Offers.

We will promptly give oral or written notice of any non-acceptance of the unregistered Old Notes or of any amendment to or termination of the Exchange Offers to the registered holders of the unregistered Old Notes. We reserve the right to waive any conditions of the Exchange Offers.

Please read the section captioned “Terms of the Exchange—Certain Conditions to the Exchange” for more information regarding the conditions to the Exchange.

Effects on Holders of Outstanding Old Notes

As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding Old Notes pursuant to the terms of, the Exchange, we will have fulfilled a covenant in the Registration Rights Agreement and, accordingly, there will thereafter be no increase in the interest rate on the Old Notes as described in the Registration Rights Agreement. If you are a holder of Old Notes and you do not tender your Old Notes in the Exchange, you will continue to hold the Old Notes and will be entitled to all the rights and limitations applicable to the Old Notes in the Indenture relating to the Notes, except for any rights under the Registration Rights Agreement that by their terms terminate upon the consummation of the Exchange.

Consequences of Failure to Exchange

If you do not exchange your Old Notes for Exchange Notes, you will continue to hold your outstanding Old Notes and will be entitled to all the rights and subject to all the limitations applicable to the Old Notes in the Indenture relating to the Old Notes, except that you will no longer be able to obligate us to register your Old Notes under the Securities Act. In that event, you will not be able to resell, offer to resell or otherwise transfer your Old Notes unless they are registered under the Securities Act or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with this Exchange, we do not currently anticipate that we will register the Old Notes under the Securities Act.  The Old Notes, to the extent not tendered hereunder, will, however, continue to bear interest at the same rate as the Exchange Notes. Holders of Exchange Notes, after the tender, will receive the same accrued interest payments they would have received had they not accepted the Exchange Offers.

Procedures for Tendering Old Notes

If you wish to participate in an Exchange Offer, you must either:

•                  Transmit a properly completed and signed letter of transmittal, and all other documents required by the letter of transmittal, to the Exchange Agent at the address set forth in the letter of transmittal. These materials must be received by the Exchange Agent before 5:00 p.m., New York City time, on                                     , 2013, the expiration date of the Exchange Offers. You must also provide physical delivery of your unregistered Old Notes to the Exchange Agent’s address as set forth in the letter of transmittal; or

•                  If you hold Old Notes through DTC and wish to participate in the Exchange, you may effect a tender of unregistered Old Notes electronically by book-entry transfer into the Exchange Agent’s account at DTC. You must also comply with the Automated Tender Offer Program procedures prescribed by DTC, by the terms of which you will agree to be bound by the letter of transmittal.

Tax Considerations

The exchange of Old Notes for Exchange Notes in the Exchange will not be a taxable event for U.S. federal income tax purposes. The Exchange will not result in taxable income, gain or loss being recognized by you or by us. Immediately after the Exchange, you will continue to have the same adjusted basis and holding period in each Exchange Note received as you had immediately prior to the Exchange in the corresponding Old Note surrendered. See “Tax Considerations.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of Exchange Notes pursuant to the Exchange.

Exchange Agent	Wells Fargo Bank, National Association is the Exchange Agent for the Exchange. The address and telephone number of the Exchange Agent are:

	Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:
	Wells Fargo Bank, N.A.	Wells Fargo Bank , N.A.	Wells Fargo Bank, N.A.
	Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Services
	MAC N9303-121	MAC N9303-121	Northstar East Building - 12th Floor
	P.O. Box 1517	6th St & Marquette Avenue	608 Second Avenue South
	Minneapolis, MN 55480	Minneapolis, MN 55479	Minneapolis, MN 55402

Or By Facsimile Transmission: (612) 667-6282 Telephone: (800) 344-5128

Purpose of the Exchange Offers

The Exchange Notes are being offered to satisfy our obligations under the Registration rights Agreement entered into with the initial purchasers of the Old Notes at the time the Old Notes were issued and sold.

Delivery

You must also deliver the Old Notes and any other required documents to the Exchange Agent at the address set forth below. If you hold Old Notes through The Depository Trust Company (“DTC”) and wish to participate in the Exchange, you must comply with the Automated Tender Offer Program procedures of DTC, by which you will agree to be bound by the letter of transmittal. By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•                  any Exchange Notes you receive will be acquired in the ordinary course of your business;

•                  you have no arrangement or understanding with any person or entity to participate in a distribution of the Exchange Notes;

•                  if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, that you will deliver a prospectus, as required by law, in connection with any resale of those Exchange Notes; and

•                  you are not our “affiliate,” as defined in Rule 405 of the Securities Act, or, if you are an affiliate, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

Special Procedures for Beneficial Owners

If you are the beneficial owner of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your Old Notes, you should promptly contact the person in whose name your Old Notes are registered and instruct that person to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Old Notes, either make appropriate arrangements to register ownership of the Old Notes in your name or obtain a properly completed bond power from the person in whose name your Old Notes are registered. The transfer of registered ownership may take considerable time. See “Terms of Exchange—Procedures for Tendering—Procedures Applicable to All Holders.”

Guaranteed Delivery Procedures

If you wish to tender your Old Notes and your Old Notes are not immediately available, or you cannot deliver your Old Notes with the accompanying letter of transmittal or any other documents required by the accompanying letter of transmittal, or you cannot comply with the applicable procedures under DTC’s Automated Tender Offer Program before 5:00 p.m. New York City time on the Expiration Date, you must tender your Old Notes according to the guaranteed delivery procedures set forth in this Prospectus under “Terms of the Exchange—Guaranteed Delivery Procedures.”

Please see “Terms of the Exchange” for more detailed instructions on how to obtain Exchange Notes for your Old Notes.

SUMMARY OF THE TERMS OF THE EXCHANGE NOTES

The following is a brief summary of some of the basic information about the Exchange Notes and is not intended to be complete. The “Description of the Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the Exchange Notes.

In the Exchange you are entitled to exchange your Old Notes for Exchange Notes, which are identical in all material respects to the Old Notes except that:

•                                          the Exchange Notes have been registered under the Securities Act and will be freely tradable by persons who are not affiliated with us;

•                                          the Exchange Notes are not entitled to the registration rights that are applicable to the Old Notes under the Registration Rights Agreement; and

•                                          our obligation to pay additional interest on the Old Notes if the Exchange is not consummated by the date that is 366 days after the Closing Date of August 16, 2012, does not apply to the Exchange Notes.

Issuer	Steel Dynamics, Inc.

Exchange Notes Offered	$400,000,000 aggregate principal amount of 6 1/8% Senior Notes Due 2019; and $350,000,000 aggregate principal amount of 6 3/8% Senior Notes Due 2022.

Maturity	The 2019 Notes mature August 15, 2019. The 2022 Notes mature August 15, 2022.

Interest Rate	The 2019 Notes pay interest at 6 1/8% per annum payable in cash. The 2022 Notes pay interest at 6 3/8% per annum payable in cash.

Interest Payment Dates	Interest is payable on the 2019 Notes on February 15 and August 15 of each year. Interest is payable on the 2022 Notes on February 15 and August 15 of each year.

Guarantees

The Exchange Notes are guaranteed on a senior unsecured basis by Carolinas Recycling Group, LLC; Jackson Iron & Metal Company, Inc.; Marshall Steel, Inc.; New Millennium Building Systems, Inc.; New Millennium Building Systems, LLC; OmniSource Corporation; OmniSource Indianapolis, LLC; OmniSource Southeast, LLC; OmniSource Transport, LLC; OmniSource, LLC; Roanoke Electric Steel Corporation; Steel Dynamics Sales North America, Inc.; Steel of West Virginia, Inc.; Steel Ventures, Inc.; Superior Aluminum Alloys, LLC; SWVA, Inc.; and The Techs Industries, Inc.

Optional Redemption

The 2019 Notes will be redeemable at any time on or after August 15, 2016 and the 2022 Notes will be redeemable at any time on or after August 15, 2017 at the redemption prices set forth in this Prospectus, plus accrued and unpaid interest, if any, up to but not including the date of redemption.

In addition, at any time before August 15, 2015, we may redeem up to 35% of the aggregate principal amount outstanding of the 2019 Notes or the 2022 Notes with the net cash proceeds from sales of our common stock at a redemption price equal to 106.125% or 106.375%, respectively, of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

At any time prior to August 16, 2016, in the case of the 2019 Notes and August 15, 2017, in the case of the 2022 Notes, we may redeem some or all of the 2019 Notes and 2022 Notes, respectively, by paying a “make-whole” premium.  See “Description of the Exchange Notes — Optional Redemption.”

Change of Control

Upon the occurrence of a change of control (as defined under “Description of the Exchange Notes”), we will be required to make an offer to purchase the Notes. The purchase price will equal 101% of the principal amount of the Notes on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase. See “Description of the Exchange Notes — Repurchase of Notes Upon a Change of Control.”

Certain Covenants

We issued the Old Notes, and will issue the Exchange Notes, under an Indenture with Wells Fargo Bank, National Association, as trustee. The Indenture, among other things, limits our ability and the ability of our Significant Subsidiaries (as defined under “Description of the Exchange Notes”) to:

•                  engage in sale-leaseback transactions;

•                  create liens; and

•                  engage in a merger, sale or consolidation.

These covenants are subject to important exceptions and qualifications, which are described under the heading “Description of the Exchange Notes—Certain Covenants” in this Prospectus.

Use of Proceeds	We will not receive any cash proceeds upon the completion of the Exchange.

Further Issuances	We may from time to time, without notice to or the consent of the holders of Exchange Notes, create and issue additional Notes ranking equally and ratably with the Exchange Notes.

Form of Exchange Notes

The Exchange Notes to be issued in the Exchange will be represented by one or more global securities deposited with the Trustee for the benefit of DTC. You will not receive Exchange Notes in certificated form, unless one of the events sets forth under the heading “Description of the Exchange Notes—Form of Exchange Notes” occurs. Instead, beneficial interests in the Exchange Notes to be issued in the Exchange will be shown on, and a transfer of these interests will be effected only through, records maintained in book entry form by DTC with respect to its participants.

Amendments and Waivers	Except for specified amendments, the Indenture may be amended with the consent of the holders of a majority of the principal amount of the Notes then outstanding.

Absence of a Public Market for the Exchange Notes

The Exchange Notes generally will be freely transferable but will also be new securities for which there will not initially be a market. It is not certain whether a market for the Exchange Notes will develop or whether any such market would provide a significant degree of liquidity. We do not intend to apply for a listing of the Exchange Notes on any domestic securities exchange or seek approval for quotation through any automated quotation system.

USE OF PROCEEDS

We will receive no proceeds from the exchange of the Old Notes in this Exchange. In consideration for issuing the Exchange Notes as contemplated by this Prospectus, we will receive in exchange a like principal amount of Old Notes. The Old Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any change in our capitalization.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated (dollars in thousands). This ratio shows the extent to which our business generates enough earnings, after the payment of all expenses, other than interest, to make required interest payments on our debt.

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

(DOLLARS IN THOUSANDS)

	Years Ended December 31,					Three Months Ended March 31,
	2008	2009	2010	2011	2012	2013	2012
Interest expense, including amortization of debt issuance costs	$144,574	$141,360	$170,229	$176,977	$158,585	$34,629	$41,113
Capitalized interest	17,822	20,919	6,968	1,730	1,394	791	304

Fixed charges (a)	162,396	162,279	177,197	178,707	159,979	35,420	41,417

Income (loss) before taxes and before adjustment for noncontrolling interests	734,941	(18,237)	213,459	424,319	204,066	62,649	68,456
Amortization of capitalized interest	4,670	4,259	5,885	6,124	6,778	1,666	1,520
Less capitalized interest	(17,822)	(20,919)	(6,968)	(1,730)	(1,394)	(791)	(304)

Adjusted earnings (b)	884,185	127,382	389,573	607,420	369,429	98,944	111,089

Ratio (b) / (a)	5.44x	.78x	2.20x	3.40x	2.31x	2.79x	2.68x

For purposes of calculating our ratio of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes, extraordinary items and before adjustment for noncontrolling interests, adjusted for the portion of fixed charges deducted from the earnings, plus amortization of capitalized interest. Fixed charges consist of interest on all indebtedness, including capitalized interest, and amortization of debt issuances costs.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

The following table presents our selected historical consolidated financial and other operating information as of and for the years ended December 31, 2012, 2011, 2010, 2009, and 2008. The selected historical financial and other operating information as of and for the years ended December 31, 2012 and 2011 has been derived from our audited consolidated financial statements and related notes, which are incorporated by reference herein. The selected historical financial and other operating information as of and for the years ended December 31, 2010, 2009 and 2008 has been derived from audited consolidated financial statements not included or incorporated by reference herein. The selected historical financial and other operating information as of and for the periods ended March 31, 2013 and 2012 is derived from our unaudited consolidated financial statements for the three months ended March 31, 2013 incorporated by reference herein. Our unaudited consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and, in our opinion, reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of such financial statements in all material respects. The results for any interim period are not necessarily indicative of the results that may be expected for a full year or any future period.

The selected historical financial and other operating information presented below should be read in conjunction with “Management’s discussion and analysis of financial condition and results of operations” and our consolidated financial statements and the related notes, certain of which are incorporated by reference herein.

	Years Ended December 31,					Three Months Ended March 31,
	2012	2011	2010	2009	2008	2013	2012
	(dollars in thousands, except per share data)
Operating data:
Net sales	$7,290,234	$7,997,500	$6,300,887	$3,958,806	$8,080,521	$1,795,696	$1,982,040
Gross profit	719,898	931,518	675,666	399,076	1,231,259	176,264	201,264
Operating income	391,165	584,820	364,753	119,531	846,368	96,232	119,816
Net income (loss)	142,281	265,692	129,599	(11,019)	454,514	41,252	41,777
Net income (loss) attributable to Steel Dynamics, Inc.	163,551	278,120	140,709	(8,184)	463,386	48,215	45,675

Basic earnings (loss) per share	$0.75	$1.27	$0.65	$(0.04)	$2.45	$0.22	$0.21
Weighted average common shares outstanding	219,159	218,471	216,760	200,704	189,140	219,995	218,996
Diluted earnings (loss) per share	$0.73	$1.22	$0.64	$(0.04)	$2.38	$0.21	$0.20
Weighted average common shares and share equivalents outstanding	236,624	235,992	234,717	200,704	194,586	238,087	236,526
Dividends declared per share	$0.400	$0.400	$0.300	$0.325	$0.400	$0.11	$0.10

Other financial data:
Capital expenditures	$223,525	$167,007	$133,394	$330,052	$412,497	$45,346	$45,555
Ratio of earnings to fixed charges (1)	2.31x	3.40x	2.20x	.78x	5.44x	2.79x	2.68x

Other data:
Shipments
Steel operations (net tons)	5,832,776	5,842,694	5,295,852	4,045,787	5,608,898	1,469,802	1,450,123
Metals recycling and ferrous resources
Ferrous metals (gross tons)	5,647,058	5,879,729	5,179,812	3,631,102	4,958,518	1,342,929	1,582,840
Nonferrous metals (thousands of pounds)	1,051,333	1,066,648	961,288	780,084	911,832	279,656	291,636
Mesabi Nugget (metric tons)	168,633	159,641	67,485	—	—	59,685	46,230
Iron Dynamics (metric tons)	226,396	229,502	225,545	201,897	232,593	64,685	56,628
Steel fabrication operations (net tons)	295,161	217,838	164,431	145,259	286,612	77,583	60,183

Steel operations production (net tons)	5,884,775	5,931,833	5,413,093	4,187,526	5,584,019	1,565,067	1,494,491

Shares outstanding (in thousands)	219,523	218,874	217,575	216,000	181,820	220,333	219,074
Number of employees	6,670	6,530	6,180	5,990	6,652	6,690	6,610

Balance sheet data:
Cash and equivalents, and short-term commercial paper	$407,437	$475,591	$186,513	$9,008	$16,233	$477,861	$422,791
Operational working capital (2)	1,281,765	1,276,916	1,189,086	857,708	990,516	1,353,793	1,392,263
Net property, plant and equipment	2,231,198	2,193,745	2,213,333	2,254,050	2,072,857	2,232,413	2,199,509
Total assets	5,815,416	5,979,226	5,589,934	5,129,872	5,253,577	5,956,574	6,043,627
Long-term debt (including current maturities)	2,202,237	2,380,100	2,386,821	2,222,754	2,650,384	2,300,796	2,371,652
Equity	2,377,842	2,299,900	2,076,835	2,003,265	1,632,313	2,406,590	2,332,561

(1)                                     For purposes of calculating our “ratio of earnings to fixed charges,” earnings consist of earnings from continuing operations before income taxes, extraordinary items and before adjustments for non-controlling interests, adjusted for the portion of fixed charges deducted from these earnings, plus amortization of capitalized interest. Fixed charges consist of interest on all indebtedness, including capitalized interest, and amortization of debt issuances costs.

(2)                                     For purposes of calculating our “operational working capital” for all periods presented, we consider amounts invested in trade receivables and inventories, less current liabilities other than income taxes payable and debt as reported on our consolidated balance sheets.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents, our long-term debt and our capitalization as of March 31, 2013 (you should read this table in conjunction with our audited consolidated financial statements and related notes and our condensed consolidated interim financial statements, each incorporated by reference in this prospectus):

As of March 31, 2013
Actual
Cash and equivalents	$477.9
Investments in short-term commercial paper	—
$477.9
Senior Secured Revolver due 2016 (1)	—
Senior Secured Term Loan	257.8
Other secured obligations	50.9
Total secured debt	308.7
5.125% Convertible Senior Notes due 2014	287.5
6 3/4% Senior Notes due 2015	198.3
6 1/8% Senior Notes due 2019	400.0
7 5/8% Senior Notes due 2020	350.0
6 3/8% Senior Notes due 2022	350.0
5 1/4% Senior Notes due 2023	400.0
Other unsecured obligations	6.3
Total debt	2,300.8
Redeemable non-controlling interest	99.4
Total Equity	2,406.6
Total capitalization	4,806.8

(1)                                 At March 31, 2013, we had $1,086.0 million available for borrowing under our credit facility.

THE EXCHANGE OFFERS

Purpose of the Exchange Offers

We issued the unregistered Old Notes on August 16, 2012 in a private placement to certain initial purchasers pursuant to a Purchase Agreement, and the initial purchasers resold the Old Notes to a limited number of qualified institutional buyers as defined in Rule 144A under the Securities Act in reliance on that rule, and to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. On August 16, 2012, we also entered into an original Indenture and a Registration Rights Agreements. The Registration Rights Agreement requires that we file a registration statement under the Securities Act (of which this prospectus forms a part) with respect to the Exchange Notes to be issued in the Exchange Offers and, upon the effectiveness of the registration statement, offer to you the opportunity to exchange your Old Notes for a like principal amount of Exchange Notes.

Accordingly, by these Exchange Offers, subject to and upon the terms and conditions set forth in this prospectus and in the accompanying letter of transmittal, we are offering to exchange up to $400 million of our 6 1/8% Senior Notes Due 2019 that have been registered under the Securities Act, as amended, for an equal face amount of our outstanding unregistered 6 1/8% Senior Notes Due 2019 that were issued on August 16, 2012; and we are offering to exchange up to $350 million of our 6 3/8% Senior Notes Due 2022 that have been registered under the Securities Act, as amended, for an equal face amount of our outstanding unregistered 6 3/8% Senior Notes Due 2022 that were issued on August 16, 2012.

Except for the requirements of applicable U.S. federal and state securities laws, there are no federal or state regulatory requirements to be complied with or approvals to be obtained by us in connection with the Exchange which, if not complied with or obtained, would have a material adverse effect on us.

The Exchange Notes will be issued without a restrictive legend and, except as set forth below, may be reoffered and resold by you without registration under the Securities Act. After we complete the Exchange, our obligations with respect to the registration of the Old Notes will terminate, except as provided in the last paragraph of this section. A copy of the original Indenture relating to the Notes and the Registration Rights Agreement have been incorporated by reference into or attached as exhibits to the registration statement of which this Prospectus is a part.

We are making the Exchange Offers in reliance on certain interpretation letters issued by the staff of the SEC, set forth in no-action letters issued to third parties.  However, we have not sought our own no-action letter.  Based upon these interpretations by the SEC, we believe that, if you are not our “affiliate” within the meaning of Rule 405 under the Securities Act or a broker-dealer referred to in the next paragraph, the Exchange Notes to be issued to you in the Exchange may be offered for resale, resold and otherwise transferred by you, without compliance with the registration and prospectus delivery provisions of the Securities Act. This interpretation, however, is based on your representation to us that:

•                                          the Exchange Notes to be issued to you in the Exchange are being acquired in the ordinary course of your business;

•                                          you are not engaging in and do not intend to engage in a distribution of the Exchange Notes to be issued to you in the Exchange; and

•                                          you have no arrangement or understanding with any person to participate in the distribution of the Exchange Notes to be issued to you in the Exchange.

If you tender your Old Notes in the Exchange for the purpose of participating in a distribution of the Exchange Notes to be issued to you in the Exchange, you cannot rely on this interpretation by the staff of the SEC. Under those circumstances, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives Exchange Notes in the Exchange for its own account in exchange for Old Notes that were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of those Exchange Notes. See “Plan of Distribution.”

Shelf Registration

In the event that (i) the Company and the Subsidiary Guarantors determine that the Exchange Offers, as described herein, are not available or may not be consummated as soon as practicable because it would violate applicable law or the applicable interpretations of the staff of the SEC, (ii) the Exchange Offers are not for any other reason consummated by August 16, 2013, or (iii) the Exchange Offers have not been completed and in the opinion of counsel for the initial purchasers a registration statement must be filed and a prospectus must be delivered by the initial purchasers in connection with any offering or sale of the Old Notes, we and the Subsidiary Guarantors will use our reasonable best efforts, at our cost, to cause to be filed and to become effective a shelf registration statement with respect to resale of the Old Notes. We will use our best efforts to keep such shelf registration statement continuously effective until the second anniversary of the Closing Date or such shorter period that will terminate when all the Old Notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement. In the event of such a shelf registration, we will provide to each holder copies of the prospectus, notify each holder when the shelf registration statement for the Old Notes has become effective and take certain other actions as are required to permit resale of the Old Notes. A holder that sells its Old Notes pursuant to the shelf registration statement (1) generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, (2) will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and (3) will be bound by the provisions of the registration rights agreement that are applicable to such a holder (including certain indemnification obligations).

THE EXCHANGE

We will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Old Notes validly tendered and accepted in the Exchange. You may tender some or all of your Old Notes pursuant to the Exchange. However, Old Notes may be tendered only in integral multiples of $1,000 principal amount.

In connection with the issuance of the Old Notes, we arranged for  the Old Notes purchased by qualified institutional buyers and those sold in reliance on Regulation S under the Securities Act to be issued and transferable in book-entry form through the facilities of the DTC, acting as a depositary. Except as otherwise described under “Description of Exchange Notes,” the Exchange Notes will be issued in the form of one or more global notes registered in the name of DTC or its nominee, and each beneficial owner’s interest in it will be transferrable in book-entry form through DTC.

Upon consummation of the Exchange Offers, the Exchange Notes will have different CUSIP and ISIN numbers than the unregistered Old Notes.

The form and terms of the Exchange Notes are identical in all material respects to those of the Old Notes, except that the Exchange Notes to be issued in the Exchange will have been registered under the Securities Act, will not bear legends restricting their transfer, will not carry any further registration rights and will not be entitled to the additional interest provisions applicable to the Old Notes.  Holders of Old Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offers.

Old Notes that are not tendered for exchange, or are tendered but not accepted in connection with the Exchange Offers, will remain outstanding and will remain entitled to the benefit of the Indenture.  The Exchange Notes, just as the Old Notes, will be issued pursuant to, and entitled to the benefits of, the Indenture, and the Exchange Notes and the Old Notes will be deemed to constitute one issue of Notes under the Indenture.

As of the date of this prospectus, $400 million in aggregate principal amount of 6 1/8% Old Notes due 2019 and $350 million in aggregate principal amount of 6 3/8% Old Notes due 2022 were outstanding. The Exchange Offers are not conditioned upon any minimum aggregate principal amount of Old Notes being tendered or accepted for exchange. This prospectus, together with the letter of transmittal, is being sent to all registered holders and to others believed to have beneficial interests in the Old Notes.

The Exchange Agent will act as our agent for the tendering holders for the purpose of receiving the Exchange Notes from us. You will not be required to pay brokerage commissions or fees or, except as set forth below under “Transfer Taxes,” transfer taxes with respect to the exchange of your Old Notes in the Exchange. We will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange. See “Fees and Expenses” below.

Expiration Date, Extensions and Amendments

The Exchange will expire at 5:00 p.m., New York City time, on [•], 2013 (the “Expiration Date”), unless we determine, in our sole discretion, to extend the Exchange Offers, in which case it will expire at the later date and time to which it is extended. We will keep the Exchange Offers open for the period indicated, and in no event for a period less than a full twenty business days. We do not currently intend to extend the Exchange Offers, although we reserve the right to do so at any time or from time to time prior to the Expiration Date. If we extend the Exchange Offers, we will give written notice to Wells Fargo Bank, National Association, the Exchange Agent, and will provide a public announcement to that effect, communicated no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled Expiration Date, unless otherwise required by applicable law, by issuing a news release to PR Newswire or other wire service.  During any extension of the Exchange Offers, all Old Notes previously tendered will remain subject to the Exchange Offers and may be accepted for exchange by us. If we amend the Exchange in a manner which we consider to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement that we will distribute to each registered holder of Old Notes.

We also reserve the right, in our sole discretion,

•                                          to delay accepting any Old Notes or, if any of the conditions set forth below under “Certain Conditions to The Exchange” have not been satisfied or waived, to terminate the Exchange by giving oral or written notice of such delay or termination to the Exchange Agent, or

•                                          to amend the terms of the Exchange in any manner by complying with Rule 14e-l(d) under the Exchange Act to the extent that rule applies.

We acknowledge and undertake to comply with the provisions of Rule 14e-l(c) under the Exchange Act, which requires us to pay the consideration offered, or return the Old Notes surrendered for exchange, promptly after the termination or withdrawal of the Exchange. We will notify you as promptly as we can of any extension, termination or amendment.

The Exchange Offers are not being made to, nor will we accept tenders for exchange from, holders of unregistered Old Notes in any jurisdiction in which an Exchange Offer or the acceptance of an Exchange Offer would not be in compliance with the securities laws or blue sky laws of such jurisdiction.

In the event that the Exchange Offers are not consummated on or prior to the date that is 366 days after the Closing Date, namely, August 16, 2012, the annual interest rate borne by the Old Notes will be increased thereafter by .5% over the rate shown on the cover page of this prospectus. Once the Exchange Offers are consummated or the shelf registration statement is declared effective, the annual interest rate borne by the Old Notes shall be changed to again be the rate shown on the cover page of this prospectus.

PROCEDURES FOR TENDERING OLD NOTES

The tender of Old Notes by you pursuant to any one of the procedures set forth below will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal.

Book-Entry Interests

The Old Notes were issued as global securities in fully registered form without interest coupons. Beneficial interests in the global securities, held by direct or indirect participants in DTC, are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants.

If you hold your Old Notes in the form of book-entry interests and you wish to tender your Old Notes for exchange pursuant to the Exchange Offers, you must transmit to the Exchange Agent at the address set forth on the cover page of the letter of transmittal, on or prior to the expiration date, either:

•                                          a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to the Exchange Agent; or

•                                          a computer-generated “agent’s message,” transmitted by means of DTC’s Automated Tender Offer Program system (ATOP) to the agent’s account at DTC, and received by the Exchange Agent, constituting a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal and that we may enforce the terms of the letter of transmittal against the holder.

In addition, in order to deliver Old Notes held in the form of book-entry interests:

•                                          a timely confirmation of book-entry transfer of such Notes into the Exchange Agent’s account at DTC, in accordance with DTC’s procedures governing book-entry transfers, must be received by the Exchange Agent prior to the Expiration Date; or

•                                          you must comply with the guaranteed delivery procedures described below.

The method of delivery of Old Notes and the letter of transmittal and all other required documents to the Exchange Agent is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent before the expiration date. You should not send the letter of transmittal or Old Notes to us.

You may request your broker, dealer, commercial bank, trust company, or nominee to effect the above transactions for you.

Certificated Old Notes

For Old Notes held in certificated form, if any, the holder may tender such Old Notes by:

•                  properly completing and signing the accompanying letter of transmittal or a facsimile and delivering the letter of transmittal, including all other documents required by the letter of transmittal, together with the certificated Old Notes, or

•                  complying with the guaranteed delivery procedures described below.

Procedures Applicable to All Holders

If you tender an Old Note and you do not withdraw the tender prior to the expiration date, you will have made an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

If your Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Old Notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Old Notes, either make appropriate arrangements to register ownership of the Old Notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible institution unless Old Notes tendered in the Exchange are tendered either

•                         by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•                         for the account of an eligible institution;

and the box entitled “Special Registration Instructions” on the letter of transmittal has not been completed.

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by a financial institution, which includes most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges Medallion Program.

If the letter of transmittal is signed by a person other than you, your Old Notes must be endorsed or accompanied by a properly completed bond power and signed by you as your name appears on those Old Notes.

If the letter of transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, in this instance you must submit with the letter of transmittal proper evidence satisfactory to us of their authority to act on your behalf.

We will determine, in our sole discretion, all questions regarding the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered Old Notes. This determination will be final and binding. We reserve the absolute right to reject any and all Old Notes not properly tendered or any Old Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to all tendered Old Notes. Our interpretation of the terms and conditions of the Exchange, including the instructions in the letter of transmittal, will be final and binding on all parties.

You must cure any defects or irregularities in connection with tenders of your Old Notes within the time period we will determine, unless we waive that defect or irregularity. Although we intend to notify you of defects or irregularities with respect to your tender of Old Notes, neither we, the Exchange Agent nor any other person will incur any liability for failure to give this notification. Your tender will not be deemed to have been made and your Old Notes will be returned to you if:

•                                          you improperly tender your Old Notes;

•                                          you have not timely cured any defects or irregularities in your tender; and

•                                          we have not waived those defects, irregularities or improper tender.

In this event, the Exchange Agent will return your Old Notes, unless otherwise provided in the letter of transmittal, promptly following the expiration of the Exchange.

In addition, we reserve the right in our sole discretion to:

•                                          purchase or make offers for, or offer Exchange Notes for, any Old Notes that remain outstanding subsequent to the expiration of the Exchange Offers;

•                                          terminate the Exchange Offers; and

•                                          to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise.

The terms of any of these purchases or offers could differ from the terms of the Exchange Offers.

By tendering, you will represent to us that, among other things:

•                                          the Exchange Notes to be acquired by you in the Exchange Offers are being acquired in the ordinary course of your business;

•                                          you are not engaging in and do not intend to engage in a distribution of the Exchange Notes to be acquired by you in the Exchange;

•                                          you do not have an arrangement or understanding with any person to participate in the distribution of the Exchange Notes to be acquired by you in the Exchange; and

•                                          you are not our “affiliate,” as defined under Rule 405 of the Securities Act.

In all cases, issuance of Exchange Notes for Old Notes that are accepted for exchange in the Exchange Offers will be made only after timely receipt by the Exchange Agent of either certificates for your Old Notes or a timely book-entry confirmation of your Old Notes into the Exchange Agent’s account at DTC, a properly completed and duly executed letter of transmittal, or a computer-generated message instead of the letter of transmittal, and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offers or if Old Notes are submitted for a greater principal amount than you desire to exchange, the unaccepted or non-exchanged Old Notes, or Old Notes in substitution therefor, will be promptly returned without expense to you. In addition, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent’s account at DTC pursuant to its book-entry transfer procedures, the non-exchanged Old Notes will be credited to your account maintained with DTC promptly after the expiration or termination of the Exchange Offers.

The Exchange Agent will establish an account with respect to the book-entry interests at DTC for purposes of the Exchange Offers promptly after the date of this Prospectus. You must deliver your book-entry interest by book-entry transfer to the account maintained by the Exchange Agent at DTC. Any financial institution that is a participant in DTC’s systems may make book-entry delivery of book-entry interests by causing DTC to transfer the book-entry interests into the Exchange Agent’s account at DTC in accordance with DTC’s procedures for transfer.

If one of the following situations occur:

•                                          you cannot deliver a book-entry confirmation of book-entry delivery of your book-entry interests into the Exchange Agent’s account at DTC; or

•                                          you cannot deliver all other documents required by the letter of transmittal to the Exchange Agent prior to the expiration date,

then you must tender your book-entry interests according to the guaranteed delivery procedures discussed below.

Guaranteed Delivery Procedures

If you desire to tender your Old Notes and your Old Notes are not immediately available or one of the situations described in the immediately preceding paragraph occurs, you may tender if:

•                                          you tender through an eligible financial institution;

•                                          on or prior to 5:00 p.m., New York City time, on the Expiration Date, the Exchange Agent receives from an eligible institution, a written or facsimile copy of a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us; and

•                                          the certificates for all certificated Old Notes, in proper form for transfer, if any, or a book-entry confirmation, and all other documents required by the letter of transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

The notice of guaranteed delivery may be sent by facsimile transmission, mail or hand delivery. The notice of guaranteed delivery must set forth:

•                                          your name and address;

•                                          the amount of Old Notes you are tendering;

•                                          a statement that your tender is being made by the notice of guaranteed delivery and that you guarantee that within three New York Stock Exchange trading days after the execution of the notice of guaranteed delivery, the eligible institution will deliver the following documents to the Exchange Agent:

•                                          the certificates for all certificated Old Notes being tendered, in proper form for transfer or a book-entry confirmation of tender;

•                                          a written or facsimile copy of the letter of transmittal, or a book-entry confirmation instead of the letter of transmittal; and

•                                          any other documents required by the letter of transmittal.

Withdrawal Rights

You may withdraw tenders of your Old Notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

For your withdrawal to be effective, the Exchange Agent must receive a written or facsimile transmission notice of withdrawal at its address set forth below under “The Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date.

The notice of withdrawal must:

•                                          state your name;

•                                          identify the specific Old Notes to be withdrawn, including the certificate number, if any, or numbers and the principal amount of withdrawn Notes;

•                                          be signed by you in the same manner as you signed the letter of transmittal when you tendered your Old Notes, including any required signature guarantees or be accompanied by documents of transfer sufficient for the Exchange Agent to register the transfer of the Old Notes into your name; and

•                                          specify the name in which the Old Notes are to be registered, if different from yours.

We will determine all questions regarding the validity, form and eligibility, including time of receipt, of withdrawal notices. Our determination will be final and binding on all parties. Any Old Notes withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to you without cost promptly after withdrawal, rejection of tender or termination of the Exchange. Properly withdrawn Old Notes may be retendered by following one of the procedures described under “Procedures for Tendering” above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

Certain Conditions to the Exchange

Notwithstanding any other provision of the Exchange and subject to our obligations under the Registration Rights Agreement, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Old Notes and may terminate or amend the Exchange, if at any time prior to the expiration date any of the following events occur:

•                                          any injunction, order or decree has been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the Exchange; or

•                                          the Exchange violates any applicable law or any applicable interpretation of the staff of the SEC.

These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to them, subject to applicable law. We also may waive in whole or in part at any time and from time to time prior to the expiration date any particular condition in our sole discretion. If we waive a condition, we may be required in order to comply with applicable securities laws to extend the expiration date of the Exchange. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of these rights and these rights will be deemed ongoing rights which may be asserted at any time and from time to time.

In addition, we will not accept for exchange any Old Notes tendered, and no Exchange Notes will be issued in exchange for any of those Old Notes, if at the time the Old Notes are tendered any stop order is threatened by the SEC or in effect with respect to the registration statement of which this Prospectus is a part or the qualification of the Indenture under the Trust Indenture Act of 1939.

The Exchange is not conditioned on any minimum principal amount of Old Notes being tendered for exchange.

THE EXCHANGE AGENT

We have appointed Wells Fargo Bank, National Association as Exchange Agent for the Exchange. Questions, requests for assistance and requests for additional copies of the prospectus, the letter of transmittal and other related documents should be directed to the Exchange Agent addressed as follows:

By Registered, Certified or Regular Mail, or Overnight Courier or Hand Delivery:

Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:
Wells Fargo Bank, N.A.	Wells Fargo Bank , N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Services
MAC N9303-121	MAC N9303-121	Northstar East Building - 12th Floor
P.O. Box 1517	6th St & Marquette Avenue	608 Second Avenue South
Minneapolis, MN 55480	Minneapolis, MN 55479	Minneapolis, MN 55402

Attn:  Bondholder Communications

By Facsimile Transmission (Eligible Institutions Only):
612-667-6282

By Telephone:
800-344-5128

Originals of all documents sent by facsimile should be promptly sent to the Exchange Agent by mail, by hand or by overnight delivery service.

The Exchange Agent also acts as trustee under the Indenture.

Fees and Expenses

We will pay all registration expenses, including SEC filing fees and fees and expenses of the Exchange Agent, printing, mailing, legal and accounting in connection with the Exchange. The principal solicitation for tenders pursuant to the Exchange Offers is being made by mail. Additional solicitations may be made by our officers and regular employees and affiliates in person, by electronic communication or by telephone. However, we will not make any payments to brokers, dealers or other persons soliciting acceptance of these Exchange Offers. We may pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the Old Notes.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with a tender of your Old Notes for exchange unless you instruct us to register Exchange Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange be returned to, a person other than the registered tendering holder, in which event the registered tendering holder will be responsible for the payment of any applicable transfer tax.

Accounting Treatment

The Exchange Notes will be recorded at the carrying value of the Old Notes, as reflected on our accounting records on the date of the Exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the Exchange. We will amortize the expense of the Exchange over the term of the Exchange Notes under United States generally accepted accounting principles.

DESCRIPTION OF THE EXCHANGE NOTES

The $750,000,000 aggregate principal amount of our Old Notes were, and the $750,000,000 aggregate principal amount of the Exchange Notes, to the extent that the Old Notes are exchanged for Exchange Notes, will be issued under an original Indenture dated as of August 16, 2012, among Steel Dynamics, Inc., as issuer, the Subsidiary Guarantors, as guarantors, and Wells Fargo Bank, National Association, as Trustee.  The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939.

The following is a summary of the material provisions of the Indenture but does not restate the Indenture in its entirety. You can find the definitions of certain capitalized terms used in the following summary under the subheading “Definitions” in the Indenture. We urge you to read the Indenture because it defines more fully your rights as holders of the Notes. A copy of the Indenture, as amended, is available upon request from Steel Dynamics or may be viewed by reference to the exhibits incorporated by reference into the registration statement of which this Prospectus is a part, which may in turn be accessed through our filings with the SEC, at www.sec.gov.  For purposes of this “Description of the Exchange Notes,” the term “Steel Dynamics” refers only to Steel Dynamics, Inc., and not to any of its subsidiaries.

General

2019 Notes

The 2019 Notes will be issued with a maximum initial aggregate principal amount of $400.0 million, and will be issued in minimum denominations of $2,000 principal amount and multiples of $1,000 in excess thereof.

The 2019 Notes will be unsecured senior obligations of Steel Dynamics and will mature on August 15, 2019. They are guaranteed by the Subsidiary Guarantors, are senior in right of payment to any future subordinated obligations of the Company and Subsidiary Guarantors and rank pari passu with all existing and future senior unsecured indebtedness of the Company and the Subsidiary Guarantors. Steel Dynamics may, without the consent of the holders of the 2019 Notes, issue additional 2019 Notes (the “Additional 2019 Notes”). None of these Additional 2019 Notes may be issued if an Event of Default (as defined under the subheading “Events of Default”) has occurred and is continuing with respect to the 2019 Notes. The 2019 Notes, the 2019 Old Notes and any Additional 2019 Notes subsequently issued would be treated as a single class for all purposes under the Indenture.

Each 2019 Note will bear interest at the rate of 6 1/8% per annum from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from the Closing Date. Interest on the 2019 Notes will be payable semiannually on February 15 and August 15 of each year, commencing August 15, 2013. Interest will be paid to Holders of record at the close of business on the February 1 or August 1 immediately preceding the interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months on a U.S. corporate bond basis.

The 2019 Notes will be issued in the form of one or more fully registered global notes, which will be deposited with or on behalf of The Depository Trust Company, known as DTC, as the depository, and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. No service charge will be made for any registration of transfer or exchange of 2019 Notes, but Steel Dynamics may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

2022 Notes

The 2022 Notes will be issued with a maximum initial aggregate principal amount of $350.0 million and will be issued in minimum denominations of $2,000 principal amount and multiples of $1,000 in excess thereof.

The 2022 Notes will be unsecured unsubordinated obligations of Steel Dynamics, and will mature on August 15, 2022. They are guaranteed by the Subsidiary Guarantors, are senior in right of payment to any future subordinated obligations of the Company, and rank pari passu with all existing and future senior unsecured indebtedness of the Company. Steel Dynamics may, without the consent of the holders of the 2022 Notes, issue additional 2022 Notes (the “Additional 2022 Notes” and together with the 2019 Additional Notes, the “Additional Notes”). None of these Additional 2022 Notes may be issued if an Event of Default (as defined under the subheading “Events of Default”) has occurred and is continuing with respect to the 2022 Notes. The 2022 Notes, the 2022 Old Notes and any Additional 2022 Notes subsequently issued would be treated as a single class for all purposes under the Indenture.

Each 2022 Note will bear interest at the rate of 6 3/8% per annum from the most recent interest payment date to which interest has been paid, or if no interest has been paid, from the Closing Date. Interest on the 2022 Notes will be payable semiannually on February 15 and August 15 of each year, commencing August 15, 2013. Interest will be paid to Holders of record at the close of business on the February 1 or August 1 immediately preceding the interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months on a U.S. corporate bond basis.

The 2022 Notes will be issued in the form of one or more  fully registered global notes, which will be deposited with or on behalf of The Depository Trust Company, known as DTC, as the depository, and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. No service charge will be made for any registration of transfer or exchange of 2022 Notes, but Steel Dynamics may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Repurchase of Notes Upon a Change of Control

Steel Dynamics must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of their principal amount, plus accrued interest, if any, to the Payment Date.

Any repurchase made as the result of a Change of Control will comply with any applicable regulations under the federal securities laws of the United States, including Rule 14e-1 under the Exchange Act.

The above described covenant requiring Steel Dynamics to repurchase the Notes will, unless consents are obtained, require Steel Dynamics to repay all indebtedness then outstanding which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

Steel Dynamics will not be required to make an Offer to Purchase upon the occurrence of a Change of Control, if a third party makes an offer to purchase the Notes in the manner, at the times and price, and otherwise in compliance with the requirements of the Indenture applicable to an Offer to Purchase for a Change of Control, and purchases all Notes validly tendered and not withdrawn in such offer to purchase.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Steel Dynamics and its Subsidiaries, taken as a whole. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the Notes to require Steel Dynamics to purchase its Notes as a result of the sale, transfer, conveyance or other disposition of less than all of the assets of Steel Dynamics and its Subsidiaries may be uncertain.

Holders may not be able to require us to purchase their Notes in certain circumstances involving a significant change in the composition of our Board of Directors, including a proxy contest where our Board of Directors does not endorse the dissident slate of directors but approves them as “continuing directors.” In this regard, a decision of the Delaware Chancery Court (not involving our company or our securities) considered a change of control redemption provision of an Indenture governing publicly traded debt securities substantially similar to the change of control described in clause (4) of the definition of Change of Control. In its decision, the court noted that a board of directors may “approve” a dissident shareholder’s nominees solely for purposes of such an Indenture, provided the board of directors determines in good faith that the election of the dissident nominees would not be materially adverse to the interests of the corporation or its stockholders (without taking into consideration the interests of the holders of debt securities in making this determination). While we are incorporated in the State of Indiana, we cannot assure you that an Indiana or other court interpreting clause (4) of the definition of Change of Control would not reach a similar decision to that of the Delaware Chancery Court.

Optional Redemption

2019 Notes

Except as described below, the 2019 Notes are not redeemable until August 15, 2016. Steel Dynamics may redeem the 2019 Notes at any time on or after August 15, 2016. The redemption price for the 2019 Notes (expressed as a percentage of principal amount) will be as set forth below, plus accrued interest to the redemption date, if redeemed during the twelve-month period commencing on August 15 of the years indicated below:

Year	Redemption Price
2016	103.063%
2017	101.531%
2018 and thereafter	100.000%

At any time prior to August 15, 2015, we may redeem up to 35% of the principal amount of the 2019 Notes with the net cash proceeds of one or more sales of our common stock, if any, at a redemption price (expressed as a percentage of principal amount) of  106.125%, plus accrued interest to the redemption date; provided that at least 65% of the aggregate principal amount of the 2019 Notes originally issued on the Closing Date remains outstanding after each such redemption and notice of any such redemption is mailed or sent within 90 days of each such sale of common stock.

In addition, at any time or from time to time prior to  August 15, 2016, Steel Dynamics may redeem all or a portion of the 2019 Notes, upon not less than 30 nor more than 60 days’ prior notice mailed to each holder or otherwise sent in accordance with the procedures of the depositary, at a redemption price equal to 100% of the aggregate principal amount of the 2019 Notes, plus the Applicable Premium, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to such redemption date).

We will give not less than 30 days’ nor more than 60 days’ notice of any redemption. If less than all of the 2019 Notes are to be redeemed, subject to DTC procedures, selection of the 2019 Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the 2019 Notes are listed, or, if the 2019 Notes are not listed on a national securities exchange, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate. However, no 2019 Note of $2,000 in principal amount or less shall be redeemed in part. If any 2019 Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount to be redeemed. A new 2019 Note in principal amount equal to the unredeemed portion will be issued upon cancellation of the original 2019 Note.

2022 Notes

Except as described below, the 2022 Notes are not redeemable until August 15, 2017. Steel Dynamics may redeem the 2022 Notes at any time on or after August 15, 2017. The redemption price for the 2022 Notes (expressed as a percentage of principal amount) will be as set forth below, plus accrued interest to the redemption date, if redeemed during the twelve-month period commencing on August 15 of the years indicated below:

Year	Redemption Price
2017	103.188%
2018	102.125%
2019	101.063%
2020 and thereafter	100.000%

At any time prior to August 15, 2015, we may redeem up to 35% of the principal amount of the 2022 Notes with the net cash proceeds of one or more sales of our common stock at a redemption price (expressed as a percentage of principal amount) of 106.375%, plus accrued interest to the redemption date; provided that at least 65% of the aggregate principal amount of the 2022 Notes originally issued on the Closing Date remains outstanding after each such redemption and notice of any such redemption is mailed or sent within 90 days of each such sale of common stock.

In addition, at any time or from time to time prior to August 15, 2017, Steel Dynamics may redeem all or a portion of the 2022 Notes, upon not less than 30 nor more than 60 days’ prior notice mailed to each holder or otherwise sent in accordance with the procedures of the depositary, at a redemption price equal to 100% of the aggregate principal amount of the 2022 Notes plus the Applicable Premium, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to such redemption date).

We will give not less than 30 days’ nor more than 60 days’ notice of any redemption. If less than all of the 2022 Notes are to be redeemed, subject to DTC procedures, selection of the 2022 Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the 2022 Notes are listed, or, if the 2022 Notes are not listed on a national securities exchange, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate. However, no 2022 Note of $2,000 in principal amount or less shall be redeemed in part. If any 2022 Note is to be redeemed in part only, the notice of redemption relating to such 2022 Note will state the portion of the principal amount to be redeemed. A new 2022 Note in principal amount equal to the unredeemed portion will be issued upon cancellation of the original 2022 Note.

Guarantees

Payment of the principal of, premium, if any, and interest on the Notes will be guaranteed, jointly and severally, on an unsecured unsubordinated basis by the Initial Subsidiary Guarantors. The Indenture provides that each Significant Subsidiary of Steel Dynamics (other than a Foreign Subsidiary) that (a) Guarantees Indebtedness of Steel Dynamics or any Subsidiary Guarantor in an aggregate amount in excess of $50.0 million, or (b) incurs or otherwise becomes liable for Indebtedness or Attributable Debt in respect of Sale and Leaseback Transactions, in an aggregate amount in excess of $50.0 million (other than (x) Indebtedness secured by a Mortgage permitted by clause (1), (2), (3), (4) or (5) of the “Limitation on Liens” covenant, or unsecured Indebtedness incurred to provide funds for the cost of acquisition, construction, development or improvement of property of such Significant Subsidiary, and (y) Attributable Debt permitted by clauses (1) through (4) of the “Limitation on Sale and Leaseback Transactions” covenant), will Guarantee payment of the principal of, premium, if any, and interest on the Notes. Except as described herein, Steel Dynamics’ Unrestricted Subsidiaries will not Guarantee the Notes.

A Subsidiary Guarantor that makes a payment or distribution under its Note Guarantee will be entitled to contribution from any other Subsidiary Guarantor.

The obligations of a Subsidiary Guarantor under its Note Guarantee will be limited so as not to constitute a fraudulent conveyance or fraudulent transfer under applicable federal or state laws. We cannot assure you that this limitation will protect the Note Guarantees from fraudulent conveyance or fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the Note Guarantees would suffice, if necessary, to pay the Notes in full when due. In a Florida bankruptcy case, this kind of provision was found to be unenforceable and, as a result, the subsidiary guarantees in that case were found to be fraudulent conveyances. We do not know if that case will be followed if there is litigation on this point under the Indenture. However, if it is followed, the risk that the Note Guarantees will be found to be fraudulent conveyances will be significantly increased.

The Note Guarantee issued by any Subsidiary Guarantor will be automatically and unconditionally released and discharged:

(1)                                 upon any sale, exchange or transfer to any Person (other than an Affiliate of Steel Dynamics) of all of the Capital Stock of such Subsidiary Guarantor;

(2)                                 upon the release or discharge of the guarantee by such Subsidiary Guarantor of Indebtedness of Steel Dynamics or the repayment of the Indebtedness (or Attributable Debt) of such Subsidiary Guarantor, in each case which resulted in the obligation to Guarantee the Notes; provided that such Subsidiary Guarantor has not Guaranteed any other Indebtedness of Steel Dynamics or incurred or otherwise become liable for any other Indebtedness (or Attributable Debt) which would have resulted in an obligation to Guarantee the Notes;

(3)                                 if the Notes are rated Investment Grade by both Rating Agencies and no Default or Event of Default shall have occurred and then be continuing; or

(4)                                 if the Notes are defeased in accordance with the terms of the Indenture.

We are not restricted from selling or otherwise disposing of any of the Subsidiary Guarantors or any or all of the assets of any of the Subsidiary Guarantors.

Ranking

The Notes are equal in right of payment with all existing and future unsubordinated unsecured Indebtedness of Steel Dynamics, including our $287.5 million principal amount of 5.125% Convertible Senior Notes due 2014, our $350 million principal amount of our 7 5/8% Senior Notes due 2020 and our $400 million principal amount of our 5 1/4% Senior Notes due 2023, and senior in right of payment to subordinated Indebtedness the Company may incur.

The Note Guarantees are equal in right of payment with all existing and future unsubordinated unsecured Indebtedness of the Subsidiary Guarantors and senior in right of payment to all subordinated indebtedness of the Subsidiary Guarantors.

The Notes and the Note Guarantees are effectively subordinated to any secured Indebtedness to the extent of the value of the assets securing such debt.

The Credit Agreement is secured by the inventory and accounts receivable, chattel paper, instruments, deposit accounts, letter of credit rights and general intangibles of Steel Dynamics and its subsidiaries that have guaranteed the Credit Agreement. The Credit Agreement is also secured by a pledge of the capital stock or other equity interests of the Subsidiary Guarantors. In the event of Steel Dynamics’ bankruptcy, liquidation, reorganization or other winding up, its assets that secure secured debt will be available to pay obligations on the Notes only after all indebtedness under such secured debt has been repaid in full from such assets. There may not be sufficient assets remaining to pay amounts due on any or all the other debt then outstanding, including the Notes.

The Notes are effectively subordinated to all of the liabilities of the subsidiaries of Steel Dynamics that do not guarantee the Notes. As of March 31, 2013, these non-guarantor subsidiaries had $363.5 million of liabilities outstanding, including $240.2 million of indebtedness, $189.7 million of which indebtedness is held by Steel Dynamics. See the footnote captioned “Condensed Consolidating Information” to our annual financial statements, incorporated by reference herein, for selected financial information regarding us, the Subsidiary Guarantors and the non-guarantor subsidiaries.

Certain covenants

Limitation on Liens

Steel Dynamics will not, and will not permit any of its Significant Subsidiaries to, create, incur, issue, assume or guarantee any Indebtedness secured by a Mortgage upon any of its properties or assets, without effectively providing concurrently that the Notes are secured equally and ratably with or, at our option, prior to such Indebtedness, so long as such Indebtedness shall be so secured.

The foregoing restriction shall not apply to, and there shall be excluded from Indebtedness in any computation under such restriction, Indebtedness secured by:

(1)                                 Mortgages on any property or assets existing at the time of the acquisition thereof by Steel Dynamics or any Significant Subsidiary;

(2)                                 Mortgages on property or assets of a Person existing at the time such Person is merged into or consolidated with Steel Dynamics or any of its Significant Subsidiaries or at the time of a sale, lease or other disposition of the properties and assets of such Person (or a division thereof) as an entirety or substantially as an entirety to Steel Dynamics or any of its Significant Subsidiaries; provided that any such Mortgage does not extend to any property or assets owned by Steel Dynamics or any of its Significant Subsidiaries immediately prior to such merger, consolidation, sale, lease or disposition;

(3)                                 Mortgages on property or assets of a Person existing at the time such Person becomes a Significant Subsidiary of Steel Dynamics;

(4)                                 Mortgages in favor of Steel Dynamics or any of its Restricted Subsidiaries;

(5)                                 Mortgages on property or assets (including shares of Capital Stock of any Subsidiary formed to acquire, construct, develop or improve such property) to secure all or part of the cost of acquisition, construction, development or improvement of such property, or to secure Indebtedness incurred to provide funds for any such purpose; provided that the commitment of the creditor to extend the credit secured by any such Mortgage shall have been obtained no later than 360 days after the later of (a) the completion of the acquisition, construction, development or improvement of such property or assets or (b) the placing in operation of such property or assets;

(6)                                 Mortgages to secure obligations under Credit Facilities in an aggregate principal amount not to exceed the greater of (I) $1,000 million and (II) the sum of an amount equal to (x) 70% of the consolidated book value of the inventory of Steel Dynamics and its Subsidiaries and (y) 90% of the consolidated book value of the accounts receivable of Steel Dynamics and its Subsidiaries, in each case as of the most recently ended fiscal quarter of Steel Dynamics for which financial statements are available; provided, however, that the amounts referred to in clause (II) above shall be determined on a pro forma basis, giving effect to (A) the acquisition or disposition of any property or assets of the type described in clause (II) above since the date of such financial statements and (B) the acquisition or disposition of any property or assets of the type described in clause (II) above being acquired in connection with any transaction giving rise to the calculation of the amounts referred to in clause (II) above;

(7)                                 Mortgages in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments; and

(8)                                 Mortgages existing on the date of the Indenture or any extension, renewal, replacement or refunding of any Indebtedness secured by a Mortgage existing on the date of the Indenture or referred to in clauses (1), (2), (3) or (5); provided that any such extension, renewal, replacement or refunding of such Indebtedness shall be created within 360 days of repaying the Indebtedness secured by the Mortgage referred to in clauses (1), (2), (3) or (5) and the principal amount of the Indebtedness secured thereby and not otherwise authorized by clauses (1), (2), (3) or (5) shall not exceed the principal amount of Indebtedness plus any premium, accrued interest or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding.

Notwithstanding the restrictions described above, Steel Dynamics and any of its Significant Subsidiaries may create, incur, issue, assume or guarantee Indebtedness secured by Mortgages without equally and ratably securing the Notes, if at the time of such creation, incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Indebtedness which is concurrently being retired, the aggregate amount of all such Indebtedness secured by Mortgages which would otherwise be subject to such restrictions (other than any Indebtedness secured by Mortgages permitted as described in clauses (1) through (8) of the immediately preceding paragraph) plus all Attributable Debt of Steel Dynamics and any of its Significant Subsidiaries in respect of Sale and Leaseback Transactions (with the exception of such transactions which are permitted under clauses (1) through

(4) of the first sentence of the first paragraph under “Limitation on Sale and Leaseback Transactions” below) does not exceed 10% of Consolidated Tangible Assets.

Limitation on Sale and Leaseback Transactions

Steel Dynamics will not, and will not permit any of its Significant Subsidiaries to enter into any Sale and Leaseback Transaction unless:

(1)                                 the Sale and Leaseback Transaction is solely with Steel Dynamics or any of its Restricted Subsidiaries;

(2)                                 the lease is for a period not in excess of 24 months, including renewals;

(3)                                 Steel Dynamics or such Significant Subsidiary would (at the time of entering into such arrangement) be entitled as described in clauses (1) through (8) of the second paragraph under the heading “Limitation on Liens”, without equally and ratably securing the Notes then outstanding under the Indenture, to create, incur, issue, assume or guarantee Indebtedness secured by a Mortgage on such property or assets in the amount of the Attributable Debt arising from such Sale and Leaseback Transaction;

(4)                                 Steel Dynamics or such Significant Subsidiary, within 360 days after the sale of property or assets in connection with such Sale and Leaseback Transaction is completed, applies an amount equal to the greater of (A) the net proceeds of the sale of such property or assets or (B) the fair market value of such property or assets to (i) the retirement of Notes, other Funded Debt of Steel Dynamics ranking on a parity with the Notes or Funded Debt of a Restricted Subsidiary or (ii) the purchase of property or assets; or

(5)                                 the Attributable Debt of Steel Dynamics and its Significant Subsidiary in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into after the Closing Date (other than any such Sale and Leaseback Transaction as would be permitted as described in clauses (1) through (4) of this sentence), plus the aggregate principal amount of Indebtedness secured by Mortgages then outstanding (not including any such Indebtedness secured by Mortgages described in clauses (1) through (8) of the second paragraph under the heading “Limitation on Liens”) which do not equally and ratably secure the Notes (or secure Notes on a basis that is prior to other Indebtedness secured thereby), would not exceed 10% of Consolidated Tangible Assets.

Consolidation, Merger and Sale of Assets

Steel Dynamics will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person, or permit any Person to merge with or into it, unless:

(1)                                 it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets (the “Surviving Person”), shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof, and shall expressly assume, by a supplemental Indenture, executed and delivered to the Trustee all of Steel Dynamics’ obligations under the Indenture and the Notes;

(2)                                 immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3)                                 it delivers to the Trustee an Officers’ Certificate and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental Indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; and

(4)                                 each Subsidiary Guarantor, unless such Subsidiary Guarantor is the Person with which Steel Dynamics has entered into a transaction pursuant to the covenant described under “Consolidation, Merger and Sale of Assets,” shall have confirmed in writing that its Note Guarantee shall apply to the obligations of Steel Dynamics or the Surviving Person in accordance with the Notes and the Indenture.

The Surviving Person will succeed to, and except in the case of a lease be substituted for, Steel Dynamics under the Indenture and the Notes.

Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Note Guarantee is to be released in accordance with the terms of its Note Guarantee and the Indenture in connection with the sale, exchange or transfer to any Person (other than an Affiliate of Steel Dynamics) of all of the Capital Stock of such Subsidiary Guarantor) will not, and Steel Dynamics will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than Steel Dynamics or any other Subsidiary Guarantor unless:

(1)                                 such Subsidiary Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and such Person assumes by supplemental Indenture all of the obligations of the Subsidiary Guarantor on its Note Guarantee; and

(2)                                 immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

The successor Subsidiary Guarantor will succeed to, and except in the case of a lease be substituted for, such Subsidiary Guarantor under the Indenture and such Subsidiary Guarantor’s Note Guarantee.

SEC Reports and Reports to Holders

Whether or not Steel Dynamics is then required to file reports with the SEC, Steel Dynamics will file with the SEC all such reports and other information as it would be required to file with the SEC by Section 13(a) or 15(d) under the Exchange Act if it were subject thereto within the time periods specified by the SEC’s rules and regulations. Steel Dynamics will supply the Trustee and each Holder who so requests or will supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information.

Events of Default

The following events will be defined as “Events of Default” in the Indenture:

(a)                                 default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

(b)                                 default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

(c)                                  (1) Steel Dynamics defaults in the performance of or breaches any other covenant or agreement in the Indenture or under the Notes (other than a default specified in clause (a) or (b) above and other than a default relating to Steel Dynamics’ obligations described under the caption “Certain Covenants—SEC Reports and Reports to Holders”) and such default or breach continues for a period of 30 consecutive days after written notice to Steel Dynamics by the Trustee or by Holders of 25% or more in aggregate principal amount of the Notes (with a copy to the Trustee) and (2) Steel Dynamics defaults in the performance of or breaches its obligations described under the caption “SEC Reports and Reports to Holders” and such default or breach continues for a period of 90 consecutive days after written notice to Steel Dynamics by the Trustee or by Holders of 25% or more in aggregate principal amount of the Notes (with a copy to the Trustee);

(d)                                 there occurs with respect to any issue or issues of Indebtedness of Steel Dynamics, any Subsidiary Guarantor or any Significant Subsidiary having an outstanding principal amount of $75.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its stated maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(e)                                  any final judgment or order (not covered by insurance) for the payment of money in excess of $75.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against Steel Dynamics, any Subsidiary Guarantor or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $75.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(f)                                   a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of Steel Dynamics, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Steel Dynamics, any Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of Steel Dynamics, any Subsidiary Guarantor or any Significant Subsidiary or (C) the winding-up or liquidation of the affairs of Steel Dynamics, any Subsidiary Guarantor or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(g)                                  Steel Dynamics, any Subsidiary Guarantor or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Steel Dynamics, any Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of Steel Dynamics, any Subsidiary Guarantor or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

(h)                                 any Subsidiary Guarantor repudiates its obligations under its Note Guarantee or, except as permitted by the Indenture, any Note Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect.

If an Event of Default (other than an Event of Default specified in clause (f) or (g) above that occurs with respect to Steel Dynamics or any Subsidiary Guarantor) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to Steel Dynamics (and to the Trustee if such notice is given by the Holders), may declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (d) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (d) shall be remedied or cured by Steel Dynamics, the relevant Subsidiary Guarantor or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (f) or (g) above occurs with respect to Steel Dynamics or any Subsidiary Guarantor, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Notes by written notice to Steel Dynamics and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (x) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see “Modification and Waiver.”

The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless:

(1)                                 the Holder gives the Trustee written notice of a continuing Event of Default;

(2)                                 the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)                                 such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4)                                 the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)                                 during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

An officer of Steel Dynamics must certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of Steel Dynamics and its Subsidiaries and Steel Dynamics’ and its Subsidiaries’ performance under the Indenture and that Steel Dynamics has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. Steel Dynamics will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

Defeasance

Defeasance and Discharge.  The Indenture will provide that Steel Dynamics will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the deposit referred to below, and the provisions of the Indenture will no longer be in effect with respect to the Notes (except for, among other matters, certain obligations to register the transfer or exchange of the Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things:

(A)                               Steel Dynamics has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, premium, if any, and accrued interest on the Notes (i) on the stated maturity of such payments in accordance with the terms of the Indenture and the Notes or (ii) on any earlier Redemption Date pursuant to the terms of the Indenture and the Notes; provided that Steel Dynamics has provided the Trustee with irrevocable instructions to redeem all of the outstanding Notes on such Redemption Date;

(B)                               Steel Dynamics has delivered to the Trustee (1) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of Steel Dynamics’ exercise of its option under this “Defeasance” provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (2) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(C)                               immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which Steel Dynamics or any of its Subsidiaries is a party or by which Steel Dynamics or any of its Subsidiaries is bound; and

(D)                               if at such time the Notes are listed on a national securities exchange, Steel Dynamics has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge.

Defeasance of Certain Covenants and Certain Events of Default.  The Indenture further will provide that the provisions of the Indenture will no longer be in effect with respect to the provisions of the Indenture described herein under “Repurchase of Notes upon a Change of Control,” and all the covenants described herein under “Certain Covenants,” clause (c) under “Events of Default,” and clauses (d) and (e) under “Events of Default” shall be deemed not to be Events of Default upon, among other things, the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, premium, if any, and accrued interest on the Notes (i) on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes or (ii) on any earlier Redemption Date pursuant to the terms of the Indenture and the Notes; provided that Steel Dynamics has provided the Trustee with irrevocable instructions to redeem all of the outstanding Notes on such Redemption Date, the satisfaction of the provisions described in clauses (B)(2), (C) and (D) of the preceding paragraph and the delivery by Steel Dynamics to the Trustee of an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Defeasance and Certain Other Events of Default.  In the event Steel Dynamics exercises its option to omit compliance with certain covenants and provisions of the Indenture with respect to the Notes as described in the immediately preceding paragraph and the Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Event of Default. However, Steel Dynamics will remain liable for such payments and any Subsidiary Guarantor’s Note Guarantee with respect to such payments will remain in effect.

Modification and Waiver

The Indenture may be amended, without the consent of any Holder, to:

(1)                                 cure any ambiguity, defect or inconsistency in the Indenture;

(2)                                 comply with the provisions described under “Certain Covenants—Consolidation, Merger and Sale of Assets”;

(3)                                 comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act or in order to maintain such qualification;

(4)                                 evidence and provide for the acceptance of appointment by a successor Trustee;

(5)                                 provide for the issuance of Additional Notes; or

(6)                                 make any change that, in the good faith opinion of the Board of Directors, does not materially and adversely affect the rights of any Holder.

Modifications and amendments of the Indenture may be made by Steel Dynamics, the Subsidiary Guarantors and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of each Holder affected thereby,

(1)                                 change the Stated Maturity of the principal of, or any installment of interest on, any Note;

(2)                                 reduce the principal amount of, or premium, if any, or interest on, any Note;

(3)                                 change the optional redemption dates or optional redemption prices of the Notes from that stated under the caption “Optional Redemption”;

(4)                                 change the place or currency of payment of principal of, or premium, if any, or interest on, any Note;

(5)                                 impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note;

(6)                                 waive a default in the payment of principal of, premium, if any, or interest on the Notes;

(7)                                 modify any of the provisions of this “Modification and Waiver” requiring the consent of holders, except to increase any percentage requiring consent or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Note;

(8)                                 release any Subsidiary Guarantor from its Note Guarantee, except as provided in the Indenture;

(9)                                 amend, change or modify the obligation of Steel Dynamics to make and consummate an Offer to Purchase under the “Repurchase of Notes upon a Change of Control” covenant after a Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto; or

(10)                          reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

Definitions

Set forth below are defined terms used in the covenants and other provisions of the Indenture. Reference is made to the Indenture for other capitalized terms used in this “Description of the Exchange Notes” for which no definition is provided.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Premium” means, with respect to a Note on any date of redemption, the greater of:

(1)                                 1.0% of the principal amount of such Note, and

(2)                                 the excess, if any, of (a) the present value as of such date of redemption of (i) the redemption price of such Note on August 15, 2016, in the case of the 2019 Notes, or August 15, 2017, in the case of the 2022 Notes (such redemption price being described under the caption “Optional Redemption”), plus (ii) all required interest payments due on such Note through  August 15, 2016, in the case of the 2019 Notes, or August 15, 2017, in the case of the 2022 Notes (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the

Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then outstanding principal of such Note.

“Attributable Debt,” in respect of any Sale and Leaseback Transaction, means, as of the time of determination, the total obligation (discounted to present value at the rate per annum equal to the discount rate which would be applicable to a capital lease obligation with like term in accordance with GAAP) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the initial term of the lease included in such Sale and Leaseback Transaction.

“Board of Directors” means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of such Board of Directors.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all common stock and preferred stock.

“Change of Control” means such time as:

(1)                                 the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Steel Dynamics and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2)                                 a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of Steel Dynamics on a fully diluted basis;

(3)                                 the adoption of a plan relating to the liquidation or dissolution of Steel Dynamics;

(4)                                 individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by Steel Dynamics’ stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or

(5)                                 Steel Dynamics consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into Steel Dynamics, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Steel Dynamics or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of Steel Dynamics outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes, directly or indirectly, the Beneficial Owner of 50% or more of the voting power of the Voting Stock of the surviving or transferee Person.

“Closing Date” means the date on which the Notes are originally issued under the Indenture.

“Consolidated Tangible Assets” means the total amount of assets of Steel Dynamics and its Subsidiaries (less applicable depreciation, amortization and other valuation reserves), after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recently available quarterly or annual consolidated balance sheet of Steel Dynamics and its Subsidiaries, prepared in conformity with GAAP.

“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of September 29, 2011, as amended from time to time, among Steel Dynamics, Inc., as borrower, certain designated “Initial Lenders,” PNC Bank, National Association, as Collateral Agent, PNC Bank, National Association, as Administrative Agent, Bank of America, N.A. and Wells Fargo Bank, National Association, as Syndication Agents, Deutsche Bank Securities Inc. and JPMorgan Chase Bank, N.A., as Documentation Agents, and Merrill Lynch, Pierce Fenner & Smith Incorporated, PNC Capital Markets LLC and Wells Fargo Securities LLC, as Joint Lead Arrangers, and the lenders from time to time party thereto, together with any agreements, instruments, security agreements, guaranties and other documents executed or delivered pursuant to or in connection with such credit agreement, as such credit agreement or such agreements, instruments, security agreements, guaranties or other documents may be amended, supplemented, extended, restated, renewed or otherwise modified from time to time and any refunding, refinancing, replacement or substitution thereof or therefor, whether with the same or different lenders.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or Indentures, in each case with banks or other institutional lenders or a trustee, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of Notes, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Foreign Subsidiary” means any Subsidiary of Steel Dynamics that is an entity which is a controlled foreign corporation under Section 957 of the Internal Revenue Code and does not guarantee or otherwise provide direct credit support for any Indebtedness of Steel Dynamics or any Subsidiary Guarantor.

“Funded Debt” means all Indebtedness having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendable beyond 12 months from such date at the option of the borrower, but excluding any such Indebtedness owed to Steel Dynamics or a Subsidiary of Steel Dynamics.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession which are in effect on the Closing Date.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Indebtedness” means indebtedness for borrowed money.

“Initial Subsidiary Guarantors” means each Subsidiary of Steel Dynamics that on the Closing Date has Guaranteed Steel Dynamics’ obligations under the Credit Agreement or its existing senior Notes, including Steel Dynamics Sales North America, Inc., an Indiana corporation, New Millennium Building Systems, LLC, an Indiana limited liability company, Roanoke Electric Steel Corporation, an Indiana corporation, New Millennium Building Systems, Inc., a South Carolina corporation, Steel of West Virginia, Inc., a Delaware corporation, Steel Ventures, Inc., a Delaware corporation, SWVA, Inc., a Delaware corporation, Marshall Steel, Inc., a Delaware corporation, The Techs Industries, Inc., a Delaware corporation, OmniSource Corporation, an Indiana corporation, Jackson Iron & Metal Company, Inc., a Michigan corporation, OmniSource Indianapolis, LLC, an Indiana limited liability company, OmniSource, LLC, an Indiana limited liability company, OmniSource Transport, LLC, an Indiana limited liability company, Superior Aluminum Alloys, LLC, an Indiana limited liability company, Carolinas Recycling Group, LLC, a South Carolina limited liability company, and OmniSource Southeast, LLC, a Delaware limited liability company.

“Investment Grade” means (1) BBB- or above, in the case of S&P (or its equivalent under any successor Rating Categories of S&P) and Baa3 or above, in the case of Moody’s (or its equivalent under any successor Rating Categories of Moody’s) or (2) the equivalent in respect of the Rating Categories of any Rating Agencies.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or any other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Note Guarantee” means a Guarantee of the obligations of Steel Dynamics under the Indenture and the Notes by any Subsidiary Guarantor.

“Offer to Purchase” means an offer to purchase Notes by Steel Dynamics from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

(1)                                 that all Notes validly tendered will be accepted for payment on a pro rata basis;

(2)                                 the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Payment Date”);

(3)                                 that any Note not tendered will continue to accrue interest pursuant to its terms;

(4)                                 that, unless Steel Dynamics defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5)                                 that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

(6)                                 that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

(7)                                 that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

On the Payment Date, Steel Dynamics shall (a) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers’ Certificate specifying the Notes or portions thereof accepted for payment by Steel Dynamics. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. Steel Dynamics will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. Steel Dynamics will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable. in the event that Steel Dynamics is required to repurchase Notes pursuant to an Offer to Purchase.

“Operating Property” means any real property, including any manufacturing plant or warehouse erected thereon, or equipment located in the United States owned by, or leased to, Steel Dynamics, or any Subsidiary of Steel Dynamics, that has a market value in excess of $50.0 million.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Rating Agencies” means (1) S&P and Moody’s or (2) if S&P or Moody’s or both of them are not making ratings publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by Steel Dynamics, which will be substituted for S&P or Moody’s or both, as the case may be.

“Rating Category” means (1) with respect to S&P, any of the following categories (any of which may include a “+” or “-”), AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories), (2) with respect to Moody’s, any of the following categories (any or which may include a numeric qualifier): Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories) and (3) the equivalent of any such categories of S&P or Moody’s used by another Rating Agency, if applicable.

“Restricted Subsidiary” means any Subsidiary of Steel Dynamics other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing to Steel Dynamics or any Subsidiary of Steel Dynamics of any property or assets, which property or assets have been or are to be sold or transferred by Steel Dynamics or any Subsidiary of Steel Dynamics to such Person.

“Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act as in effect on the Closing Date; provided that all references to 10% in the definition of “significant subsidiary” in Article 1 of Regulation S-X of the Securities Act shall be deemed to be 7.5%.

“Subsidiary” means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is, or other entity of which at least a majority of the common equity interests are, at the time directly or indirectly owned by Steel Dynamics, or by one or more other Subsidiaries of Steel Dynamics, or by Steel Dynamics and one or more other Subsidiaries of Steel Dynamics.

“Subsidiary Guarantor” means any Initial Subsidiary Guarantor and any other Subsidiary of Steel Dynamics which provides a Note Guarantee of Steel Dynamics’ obligations under the Indenture and the Notes, until such Note Guarantee is released in accordance with the terms of the Indenture.

“Treasury Rate” means as of any date of redemption of Notes the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to August 15, 2016, in the case of the 2019 Notes, or August 15, 2017, in the case of the 2022 Notes; provided, however, that if the period from the redemption date to August 15, 2016, in the case of the 2019 Notes, or August 15, 2017, in the case of the 2022 Notes, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to August 15, 2016, in the case of the 2019 Notes, or  August 15, 2017, in the case of the 2022 Notes, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means STLD Holdings, Inc., Dynamic Aviation, LLC, Speedbird Aviation, LLC, Paragon Steel Enterprises, LLC and each of their respective direct and indirect Subsidiaries; provided, however, in the event (a) any such Subsidiary Guarantees Indebtedness of Steel Dynamics or any Subsidiary Guarantor in an aggregate amount in excess of $50.0 million or (b) Steel Dynamics or any of its Subsidiaries (other than an Unrestricted Subsidiary) contributes or otherwise transfers (other than a sale for fair market value) any Operating Property (including shares of stock of a Subsidiary that owns the Operating Property) to such Subsidiary, in either case such Subsidiary shall cease to be an Unrestricted Subsidiary and if such Subsidiary would be a Significant Subsidiary, such Subsidiary will Guarantee payment of the principal of, premium, if any and interest on the Notes.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the full and timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the stated maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Steel Dynamics in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of Steel Dynamics or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

Concerning the Trustee

Except during the continuance of an Event of Default, the Trustee need perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the Indenture as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The Indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of Steel Dynamics, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest as defined by the Trust Indenture Act of 1939, as amended, it must eliminate such conflict or resign as provided therein and in the Indenture.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the exchange of unregistered Old Notes for registered Exchange Notes pursuant to the Exchange Offers and the ownership and disposition of the Exchange Notes issued pursuant to the Exchange Offers. However, the provisions of the Internal Revenue Code, Treasury Regulations, administrative rulings or pronouncements or judicial decisions, upon which this summary is based, could be changed, perhaps with retroactive effect, so as to result in tax consequences materially different from those set forth herein.

This summary is limited to beneficial owners of Old Notes that have held the Old Notes and will continue to hold the Exchange Notes as “capital assets,” within the meaning of Section 1221 of the Code. This summary does not address the tax consideration arising under other federal tax law, such as estate and gift tax laws, or the laws of any foreign, state or local jurisdiction. In addition, this summary does not address all tax considerations that may be applicable to a holder’s particular circumstances or to holders that may be subject to special tax rules under the federal income tax laws, such as, for example:

•                  holders subject to the alternative minimum tax;

•                  holders receiving payments following a change in control;

•                  banks, insurance companies or other financial institutions;

•                  real estate investment trusts and regulated investment companies;

•                  tax exempt organizations;

•                  brokers and dealers in securities or currencies;

•                  persons who have ceased to be citizens or residents of the United States;

•                  traders in securities who elect to utilize a mark-to-market method of tax accounting for their securities holdings;

•                  persons deemed to sell the Notes under the constructive sale provisions of the Code; or

•                  partnerships (or other entities or arrangements classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, or investors in such entities.

This summary is for general information only and is not tax advice, nor is this summary binding on the Internal Revenue Service. You are urged to consult your own tax advisor with respect to the application of any and all tax laws to your particular circumstances.

Tax Consequences of the Exchange of Old Notes for Exchange Notes

The exchange of an Old Note for an Exchange Note pursuant to the Exchange will not constitute a taxable exchange for U.S. federal income tax purposes and, accordingly, the Exchange Note received will be treated as a continuation of the Old Note in the hands of such holder. As a result, a holder will not recognize gain upon receipt of a registered Exchange Note in exchange for an unregistered Old Note in the Exchange Offer, and any such holder will have the same adjusted tax basis and holding period in the corresponding Exchange Note as it had in the Old Note immediately before the Exchange. The U.S. federal income tax consequence of holding and disposing of an Exchange Note received pursuant to an Exchange Offer will generally be the same as the U.S. federal income tax consequences of holding and disposing of an Old Note. A holder who does not exchange its Old Notes for Exchange Notes pursuant to the Exchange will not recognize any gain or loss, for U.S. federal income tax purposes, upon consummation of the Exchange.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to this Exchange must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for unregistered Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date and consummation of the Exchange Offers, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until 180 days after the date of this Prospectus, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. We have agreed to pay all expenses incident to the Exchange, other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the Exchange Notes will be passed upon for us by Greenburg Traurig, LLP. Certain matters relating to the laws of the State of Indiana and the State of Delaware will be passed on for us by Barrett & McNagny, LLP. Certain matters relating to the laws of the State of Michigan will be passed on for us by Mika Meyers Beckett & Jones PLC. Certain matters relating to the laws of the State of South Carolina will be passed on for us by Wyche Burgess Freeman & Parham, P.A.

EXPERTS

The consolidated financial statements of Steel Dynamics, Inc. appearing in Steel Dynamics, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2012, and the effectiveness of Steel Dynamics, Inc.’s internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

The Delaware Limited Liability Company

The Delaware Limited Liability Company Act, Section 18-108, provides that, subject to the company’s limited liability company agreement, a limited liability company may indemnify and hold harmless any member, manager or other person from and against any and all claims and demands.

OmniSource Southeast, LLC

Certificate of Formation. The Certificate of Formation contains no provisions respecting indemnification. The Amended and Restated Operating Agreement of Recycle South, LLC (now known as OmniSource Southeast, LLC) provides that the company shall indemnify and advance litigation expenses to a member, manager or officer for any claim against such person in such person’s capacity as member, manager, or officer.

The company’s directors, officers, employee and agents are insured against liability arising from their status as directors, officers, employees, or agents, whether or not the company would have the power to indemnify them against the same liability under the company’s governing documents.

The Indiana Corporations

Indiana Business Corporation Law. Chapter 37 of the Indiana Business Corporation Law (“IBCL”) provides that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in a proceeding if (1) the individual’s conduct was in good faith, (2) the individual reasonably believed, in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in the corporation’s best interests, and, (3) in the case of a criminal proceeding, the individual either had reasonable cause to believe the individual’s conduct was lawful or had no reasonable cause to believe the individual’s conduct was unlawful. Unless limited by its articles of incorporation, a corporation must indemnify a director against reasonable expenses incurred by the director if the director was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation. A corporation may advance or reimburse reasonable expenses incurred by a person entitled to indemnification, in advance of final disposition, if the individual furnishes the corporation with a written affirmation of his or her good faith belief that the applicable standard of conduct was observed, accompanied by a written undertaking to repay the advance if it is ultimately determined that the applicable standards were not met and the known facts do not preclude indemnification. Unless the director has been successful in the defense of a proceeding, a corporation may not indemnify a director unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth under the law.

Officers, unless the corporation’s articles of incorporation provide otherwise, may be indemnified to the same extent as directors.

A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, member, manager, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director, officer, member, manager, employee, or agent. The indemnification provided for or authorized by the IBCL does not exclude other rights to indemnification and that a person may have under a corporation’s articles of incorporation, bylaws or certain other duly authorized agreements.

Steel Dynamics, Inc.
Steel Dynamics Sales North America, Inc.
Roanoke Electric Steel Corporation
OmniSource Corporation

Articles of Incorporation and Bylaws.    As permitted by Chapter 37 of the Indiana Business Corporation Law, Article IX of Steel Dynamics, Inc.’s Amended and Restated Articles of Incorporation, Article VI of the Bylaws of Steel Dynamics Sales North America, Inc., the Amended and Restated Bylaws of Roanoke Electric Steel Corporation, and the Amended and Restated Bylaws of OmniSource Corporation provide that the company shall indemnify a director or officer against liability, including expenses and costs of defense, incurred in any proceeding, if that individual was made a party to the proceeding because the individual is or was a director or officer, or, at the company’s request, was serving as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether or not for profit, so long as the individual’s conduct was in good faith and with the reasonable belief, in connection with the individual’s “official capacity,” that the conduct was in our best interests, or, in all other cases, that the conduct was at least not opposed to the company’s best interests. In the case of any criminal proceeding, the duty to indemnify applies so long as the individual either had reasonable cause to believe that the conduct was lawful, or had no reasonable cause to believe that the conduct was unlawful. Conduct with respect to an employee benefit plan in connection with a matter the individual believed to be in the best interests of the participants in and beneficiaries of the plan is deemed conduct that satisfies the indemnification standard that the individual reasonably believed that the conduct was at least not opposed to the company’s best interests.

The company may advance or reimburse for reasonable expenses incurred by a person entitled to indemnification, in advance of final disposition, if the individual furnishes the company with a written affirmation of his or her good faith belief that the applicable standard of conduct was observed, accompanied by a written undertaking to repay the advance if it is ultimately determined that the applicable standards were not met.

Unless the director has been successful in the defense of a proceeding, in all cases, whether in connection with advancement of expenses during a proceeding, or afterward, the company may not grant indemnification unless authorized in the specific case after a determination has been made that indemnification is permissible under the circumstances. The determination may be made either by our board of directors, by majority vote of a quorum consisting of directors not at the time parties to the proceeding, or, if a quorum cannot be so obtained, then by majority vote of a committee duly designated by the board of directors consisting solely of two or more directors not at the time parties to the proceeding. Alternatively, the determination can be made by special legal counsel selected by the board of directors or the committee, or by the stockholders, excluding shares owned by or voted under the control of persons who are at the time parties to the proceeding. In the event that a person seeking indemnification believes that it has not been properly provided that person may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. In such a proceeding, a court is empowered to grant indemnification if it determines that the person is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the person met the standard of conduct for indemnification.

The company’s directors, officers, employee and agents are insured against liability arising from their status as directors, officers, employees, or agents, whether or not the company would have the power to indemnify them against the same liability under the company’s governing documents.

The Indiana Limited Liability Companies

Indiana Business Flexibility Act.    Chapter 2 of the Indiana Business Flexibility Act provides that, subject to any standards and restrictions set forth in a company’s operating agreement, a limited liability company may indemnify and hold harmless any member, manager, agent or employee from and against any and all claims and demands, unless the action or failure to act for which indemnification is sought constitutes willful misconduct or recklessness.

OmniSource, LLC

Superior Aluminum Alloys, LLC

OmniSource Transport, LLC

Operating Agreements.    The Amended and Restated Operating Agreements of OmniSource, LLC, OmniSource Transport, LLC, and Superior Aluminum Alloys, LLC provide that the company shall indemnify and advance expenses to the member against any claim against the member arising from acts of the member in its capacity as member or manager.

The inclusion of such indemnification provisions does not preclude the company from providing indemnification in any other manner.

The company’s directors, officers, employee and agents are insured against liability arising from their status as directors, officers, employees, or agents, whether or not the company would have the power to indemnify them against the same liability under the company’s governing documents.

OmniSource Indianapolis, LLC

Operating Agreement.    The Amended and Restated Operating Agreement of OmniSource Indianapolis, LLC provides that the company shall indemnify a person against expenses, judgments, settlements, penalties and fines if such person is made or threatened to be made a party to a proceeding by reason of the fact that the person was or is a member of the company, so long as the member acted in good faith and, when the conduct was taken in such person’s official capacity, in a manner reasonably believed by such member to have been in the company’s best interest. In the case of criminal action, indemnification is authorized if the member had reasonable cause to believe the conduct was lawful. Unless the member is successful in a proceeding on the merits, indemnification shall be made only upon a determination that indemnification is permissible because the member met the applicable standard of conduct.

The company may advance or reimburse reasonable expenses incurred by a person entitled to indemnification, in advance of final disposition, if the person furnishes the company with a written affirmation of his or her good faith belief that the applicable standard of conduct was observed, accompanied by a written undertaking to repay the advance if it is ultimately determined that the applicable standards were not met.

The inclusion of such indemnification provisions does not preclude the company from providing indemnification in any other manner.

The company’s directors, officers, employee and agents are insured against liability arising from their status as directors, officers, employees, or agents, whether or not the company would have the power to indemnify them against the same liability under the company’s governing documents.

New Millennium Building Systems, LLC

Operating Agreement.    The Amended and Restated Operating Agreement of New Millennium Building Systems, LLC provides that the company shall fully indemnify its member for any claim asserted against the member in the member’s capacity as a managing member.

The company’s directors, officers, employee and agents are insured against liability arising from their status as directors, officers, employees, or agents, whether or not the company would have the power to indemnify them against the same liability under the company’s governing documents.

The Delaware Corporations

Delaware General Corporation Law.    Under the Section 145 of the Delaware General Corporation Law (“DGCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful in actions brought by or in the right of the corporation, the corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.  Otherwise, indemnification shall be made only upon a determination that the person met the applicable standard of conduct. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

Steel of West Virginia, Inc.
SWVA, Inc.

Certificates of Incorporation.    The Certificates of Incorporation of Steel of West Virginia, Inc. and SWVA, Inc. provide that the company shall indemnify to the full extent permitted by the DGCL all persons it may indemnify under such law.

The company’s directors, officers, employee and agents are insured against liability arising from their status as directors, officers, employees, or agents, whether or not the company would have the power to indemnify them against the same liability under the company’s governing documents.

Marshall Steel, Inc.
Steel Ventures, Inc.

Certificates of Incorporation.    The Certificates of Incorporation of Marshall Steel, Inc., and Steel Ventures, Inc. provide that the corporation shall indemnify a person to the full extent permitted by the DGCL against expenses, fines, judgments and amounts paid in settlement actually and reasonably incurred by such person in any threatened, pending or completed proceeding in which the person is involved by reason of the fact that he or she was or is a director or officer of the corporation or was serving another incorporated or unincorporated enterprise in such capacity at the request of the corporation.

The company’s directors, officers, employee and agents are insured against liability arising from their status as directors, officers, employees, or agents, whether or not the company would have the power to indemnify them against the same liability under the company’s governing documents.

The Techs Industries, Inc.

Certificate of Incorporation.    The Certificate of Incorporation of The Techs Industries, Inc. contains no provision regarding indemnification of directors or officers.  The Certificate of Incorporation does provide that no director shall be liable to the corporation or its shareholders for breach of a fiduciary duty as a director.

The company’s directors, officers, employee and agents are insured against liability arising from their status as directors, officers, employees, or agents, whether or not the company would have the power to indemnify them against the same liability under the company’s governing documents.

The Michigan Corporation

Michigan Business Corporation Act.    Under the Michigan Business Corporation Act (“MIBCA”), a Michigan corporation may indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, against expenses, including attorney’s fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.  Otherwise a determination must be made that the person met the applicable standard of conduct and that the expenses were reasonable.  Under the MIBCA, a Michigan corporation may also provide similar indemnity to such a person for expenses, including attorney’s fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its shareholders, except in respect of any claim, issue or matter in which the person has been found liable to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, in which case indemnification is limited to reasonable expenses incurred.  The MIBCA also permits a Michigan corporation to purchase and maintain on behalf of such a person insurance against liabilities incurred in such capacities.

Jackson Iron & Metal Company, Inc.

Articles of Incorporation and Bylaws.    The Bylaws of Jackson Iron & Metal Company, Inc. provide that the corporation shall indemnify a director or officer against liability, including expenses and costs of defense, incurred in any proceeding, if that individual was made a party to the proceeding because the individual is or was a director or officer, or, at the corporation’s request, was serving as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether or not for profit, so long as the individual’s conduct was in good faith and with the reasonable belief, in connection with the individual’s “official capacity,” that the conduct was in the corporation’s best interests, or, in all other cases, that the conduct was at least not opposed to the corporation’s best interests. In the case of any criminal proceeding, the duty to indemnify applies so long as the individual either had reasonable cause to believe that the conduct was lawful, or had no reasonable cause to believe that the conduct was unlawful.  In any action by or in the right of the corporation, indemnification shall not be made if the person has been adjudged liable for negligence or misconduct, unless and to the extent a court deems indemnity proper in view of all the circumstances.

The corporation may advance or reimburse for reasonable expenses incurred by a person entitled to indemnification, in advance of final disposition, if the individual furnishes the corporation a written undertaking to repay the advance if it is ultimately determined that the applicable standards were not met.

Unless the director has been successful in the defense of a proceeding, in all cases, whether in connection with advancement of expenses during a proceeding, or afterward, the corporation may not grant indemnification unless authorized in the specific case after a determination has been made that indemnification is permissible under the circumstances. The determination may be made either by the corporation’s board of directors, by majority vote of a quorum consisting of directors not at the time parties to the proceeding, or, if a quorum cannot be so obtained, then by independent legal counsel. In the event that a person seeking indemnification believes that it has not been properly provided that person may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. In such a proceeding, a court is empowered to grant indemnification if it determines that the person is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the person met the standard of conduct for indemnification.

The corporation may purchase and maintain insurance on behalf of the corporation’s directors, officers, employees or agents, insuring against liability arising from his or her status as a director, officer, employee, or agent, whether or not the corporation would have the power to indemnify the individual against the same liability.

The company’s directors, officers, employee and agents are insured against liability arising from their status as directors, officers, employees, or agents, whether or not the company would have the power to indemnify them against the same liability under the company’s governing documents.

The South Carolina Corporation

South Carolina Business Corporation Act.    The South Carolina Business Corporation Act of 1988 (“SCBCA”) provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Under the SCBCA, a South Carolina corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in the preceding sentence; and (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification. Unless a corporation’s articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. We may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (y) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding.  Otherwise, a determination must be made that indemnification is permissible because the individual met the standard of conduct.  The corporation may also purchase and maintain on behalf of a director or officer insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the statute.

New Millennium Building Systems, Inc.

Articles of Incorporation and Bylaws. Neither the Articles of Incorporation nor the Bylaws of New Millennium Building Systems, Inc. contains provisions regarding the indemnification of directors or officers.

The company’s directors, officers, employee and agents are insured against liability arising from their status as directors, officers, employees, or agents, whether or not the company would have the power to indemnify them against the same liability under the company’s governing documents.

ITEM 6.    EXHIBITS

Articles of Incorporation

3.1	a

Amended and Restated Articles of Incorporation of Steel Dynamics, Inc., incorporated herein by reference from Exhibit 3.1a in our Registration Statement on Form S-1, SEC File No. 333-12521, effective November 21, 1996.

3.1	b

Amendment to Article IV of the Amended and Restated Articles of Incorporation of Steel Dynamics, Inc., effective November 2, 2006, increasing the authorized shares to 200 million, incorporated herein by reference from Exhibit 3.1b to our report on Form 10-Q filed May 7, 2008.

3.1	c

Amendment to Article IV of the Amended and Restated Articles of Incorporation of Steel Dynamics, Inc., effective March 27, 2008, increasing the authorized common shares to 400 million, incorporated herein by reference from Exhibit 3.1c to our report on Form 10-Q filed May 7, 2008.

3.1	d

Amendment to Article IV of the Amended and Restated Articles of Incorporation of Steel Dynamics, Inc., effective June 2, 2009, increasing the authorized common shares to 900 million, incorporated herein by reference to Exhibit 3.1d to our Form 8-K filed June 2, 2009.

3.2	a	Amended and Restated Bylaws of Steel Dynamics, Inc., incorporated herein by reference from Exhibit 3.1 to our Form 8-K filed July 6, 2006.

3.2	b	Amendment adding new Section 3.15 to Amended and Restated Bylaws of Steel Dynamics, Inc. The amendment is incorporated herein by reference from Exhibit 99.1 to our Form 8-K filed August 6, 2009.

3.3	*	Articles of Organization of Carolinas Recycling Group, LLC.

3.4	*	2008 Amended and Restated Operating Agreement of Carolinas Recycling Group, LLC.

3.5	*	Articles of Incorporation of Jackson Iron & Metal Company, Inc.

3.6	*	Bylaws of Jackson Iron & Metal Company, Inc.

3.7	*	Certificate of Incorporation of MS (Tennessee), Inc. (now known as Marshall Steel, Inc.)

3.8	*	Amended and Restated Bylaws of Marshall Steel, Inc.

3.9	*	Articles of Organization of Socar, Inc. (now known as New Millennium Building Systems, Inc.)

3.10	*	Second Amended and Restated Bylaws of New Millennium Building Systems, Inc.

3.11	*	Articles of Organization of New Millennium Building Systems, LLC.

3.12	*	Amended and Restated Operating Agreement of New Millennium Building Systems, LLC.

3.13	*	Articles of Organization of OmniSource, LLC.

3.14	*	Amended and Restated Operating Agreement of OmniSource, LLC.

3.15	*	Amended and Restated Articles of Incorporation of OmniSource Corporation.

3.16	*	Amended and Restated Bylaws of OmniSource Corporation.

3.17	*	Articles of Organization of OmniSource Indianapolis, LLC.

3.18	*	Operating Agreement of OmniSource Indianapolis, LLC.

3.19	*	Certificate of Formation of South Atlantic Recycling Group, LLC. (now known as OmniSource Southeast, LLC)

3.20	*	Amended and Restated Operating Agreement of Recycle South, LLC (now known as OmniSource Southeast, LLC).

3.21	*	Articles of Organization of OmniSource Transport, LLC.

3.22	*	Amended and Restated Operating Agreement of OmniSource Transport, LLC.

3.23	*	Articles of Incorporation of RS Acquisition Corporation (now known as Roanoke Electric Steel Corporation.)

3.24	*	Amended and Restated Bylaws of Roanoke Electric Steel Corporation.

3.25	*	Articles of Incorporation of Steel Dynamics Sales North America Inc.

3.26	*	Bylaws of Steel Dynamics Sales North America Inc.

3.27	*	Certificate of Incorporation of Charter Steel, Inc.(now known as Steel of West Virginia)

3.28	*	Amended and Restated Bylaws of Steel of West Virginia, Inc.

3.29	*	Certificate of Incorporation of Steel Ventures, Inc.

3.30	*	Amended and Restated Bylaws of Steel Ventures, Inc.

3.31	*	Articles of Organization of Superior Aluminum Alloys, LLC.

3.32	*	Amended and Restated Operating Agreement of Superior Aluminum Alloys, LLC.

3.33	*	Certificate of Incorporation of Steel of West Virginia, Inc. (now known as SWVA, Inc.)

3.34	*	Amended and Restated Bylaws of SWVA, Inc.

3.35	*	Certificate of Incorporation of The Techs Industries, Inc.

3.36	*	Amended and Restated Bylaws of The Techs Industries, Inc.

Instruments Defining the Rights of Security Holders, Including Indentures

4.6

Indenture relating to our issuance of $500 million of our 6 3/4% Senior Notes due 2015, between Steel Dynamics, Inc. as Issuer, the Initial Subsidiary Guarantors and the Bank of New York Trust Company, N.A., as trustee, dated as of April 3, 2007, incorporated herein by reference to Exhibit 4.7 to our Form 8-K filed April 3, 2007.

4.7

Indenture relating to our issuance of $287.5 million of 5.125% Convertible Senior Notes due 2014 dated as of June 9, 2009 among Steel Dynamics, Inc., as Issuer, the Initial Subsidiary Guarantors, and Wells Fargo Bank, National Association, as Trustee, incorporated herein by reference from Exhibit 4.1 to our Form 8-K filed June 9, 2009.

4.14

Indenture relating to our issuance of $350 million of 7 5/8% Senior Notes due 2020, dated as of March 17, 2010, between Steel Dynamics, Inc., as Issuer, the Initial Subsidiary Guarantors, and Wells Fargo Bank, National Association, as Trustee, incorporated herein by reference from Exhibit 4.14 to our Form 8-K filed March 18, 2010.

4.15

Registration Rights Agreement among Steel Dynamics, Inc., the subsidiaries of the Company listed therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. as representatives of the several initial purchasers as set forth therein, dated August 16, 2012, relating to our issuance of $400 million of 6 1/8% Senior Notes due 2019, and $350 million of 6 3/8% Senior Notes due 2022 incorporated herein by reference from Exhibit 4.15 to our Form 8-K filed August 20, 2012.

4.17

Indenture relating to our issuance of $400 million of 6 1/8% Senior Notes due 2019, and $350 million of 6 3/8% Senior Notes due 2022 among Steel Dynamics, Inc., as Issuer, the Initial Subsidiary Guarantors, and Wells Fargo Bank, National Association, as Trustee, dated as of August 16, 2012, incorporated herein by reference from Exhibit 4.17 to our Form 8-K filed August 20, 2012.

4.18

Registration Rights Agreement among Steel Dynamics, Inc., the subsidiaries of the Company listed therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. as representatives of the several initial purchasers as set forth therein, dated March 26, 2013, relating to our issuance of $400 million of 5 1/4% Senior Notes due 2023 incorporated herein by reference from Exhibit 4.18 to our Form 8-K filed March 23, 2013.

4.20

Indenture relating to our issuance of $400 million of 5 1/4% Senior Notes due 2023, among Steel Dynamics, Inc., as Issuer, the Initial Subsidiary Guarantors, and Wells Fargo Bank, National Association, as Trustee, dated as of March 26, 2013, incorporated herein by reference from Exhibit 4.20 to our Form 8-K filed March 23, 2013.

Opinions re Legality

5.1	*	Opinion of Greenburg Traurig, LLP.

5.2	*	Opinion of Barrett & McNagny LLP.

5.3	*	Opinion of Mika Meyers Beckett & Jones PLC

5.4	*	Opinion of Wyche Burgess Freeman & Parham, P.A.

Material Contracts

10.8

Real Estate Purchase Agreement and Master Lease Agreement entered into with HS Processing and Heidtman Steel Products, Inc., described in Item 8.01 and incorporated herein by reference to our Form 8-K filed September 21, 2009.

10.12

Loan Agreement between Indiana Development Finance Authority and Steel Dynamics, Inc. re Taxable Economic Development Revenue bonds, Trust Indenture between Indiana Development Finance Authority and NBD Bank, N.A., as Trustee re Loan Agreement between Indiana Development Finance Authority and Steel Dynamics, Inc., incorporated herein by reference from Exhibit 10.12 to Registrant’s Registration Statement on Form S-1, File No. 333-12521, effective November 21, 1996.

10.25	†	2004 Employee Stock Purchase Plan, approved by stockholders on May 20, 2004, incorporated herein by reference from our Exhibit 10.25 to our 2004 Annual Report on Form 10-K, filed March 4, 2005.

10.41	a†	Steel Dynamics, Inc. 2006 Equity Incentive Plan, as amended, incorporated herein by reference from Exhibit 10.41a to our 8-K filed June 2, 2011.

10.42	†	2008 Executive Incentive Compensation Plan, approved by stockholders on May 22, 2008, incorporated herein by reference to our May 22, 2008 Notice of Annual Meeting of Stockholders filed April 3, 2008.

10.43		Amended and Restated Credit Agreement dated September 29, 2011, incorporated herein by referenced from Exhibit 10.43 to our Form 8-K filed October 4, 2011.

10.44		Amendment No. 1 To Amended and Restated Credit Agreement dated January 11, 2012, incorporated herein by reference from Exhibit 10.44 to our Form 8-K filed January 13, 2012.

10.50	†	Retirement Agreement between the Company and Keith E. Busse, dated October 14, 2011, incorporated herein by reference from Exhibit 10.50 to our Form 8-K filed October 20, 2011.

10.51	†	Consulting Agreement between the Company and Keith E. Busse, dated October 14, 2011, incorporated herein by reference from Exhibit 10.51 to our Form 8-K filed October 20, 2011.

10.52		Director Agreement between the Company and Keith E. Busse, dated October 14, 2011, incorporated herein by reference from Exhibit 10.52 to our Form 8-K filed October 20, 2011.

12.1	*	Computation of Ratio of Earnings to Fixed Charges

21.1	*	List of our Subsidiaries

23.1	*	Consent of Independent Registered Public Accounting Firm

23.2	*	Consent of Greenburg Traurig, LLP (included in Exhibit 5.1)

23.3	*	Consent of Barrett & McNagny LLP (included in Exhibit 5.2)

23.4	*	Consent of Mika Meyers Beckett & Jones PLC (included in Exhibit 5.3)

23.5	*	Consent of Wyche Burgess Freeman & Parham, P.A. (included in Exhibit 5.4)

24.1	*	Powers of Attorney (see signature pages 76 through 88)

25.1	*	Form T-1, Trustee’s Statement of Eligibility

99.1	*	Letter of Transmittal

99.2	*	Notice of Guaranteed Delivery

*                                         Filed concurrently herewith

†                                         Indicates a management contract or compensatory plan or arrangement

Item 22.    Undertakings

(a)                                 The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)                                 To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(6)                                 The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(b)                                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Wayne, State of Indiana, on June 4, 2013.

Steel Dynamics, Inc.

By:	/s/ THERESA E. WAGLER
	Name:	Theresa E. Wagler
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including pre-effective and post-effective amendments and supplements or any additional registration statements filed pursuant to Rule 462 promulgated under the Securities Act, or otherwise) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK D. MILLETT	President, Chief Executive Officer and Director (Principal Executive Officer)	June 4, 2013
Mark D. Millett

/s/ RICHARD P. TEETS, JR.	Executive Vice President and Director	June 4, 2013
Richard P. Teets, Jr.

/s/ THERESA E. WAGLER	Executive Vice President, Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)	June 4, 2013
Theresa E. Wagler

/s/ JOHN C. BATES	Director	June 4, 2013
John C. Bates

/s/ KEITH E. BUSSE	Chairman of the Board and Director	June 4, 2013
Keith E. Busse

/s/ FRANK D. BYRNE	Director	June 4, 2013
Frank D. Byrne

/s/ TRACI M. DOLAN	Director	June 4, 2013
Traci M. Dolan

/s/ PAUL B. EDGERLEY	Director	June 4, 2013
Paul B. Edgerley

/s/ DR. JÜRGEN KOLB	Director	June 4, 2013
Dr. Jürgen Kolb

/s/ JAMES C. MARCUCCILLI	Director	June 4, 2013
James C. Marcuccilli

/s/ GABRIEL L. SHAHEEN	Director	June 4, 2013
Gabriel L. Shaheen

/s/ JAMES A. TRETHEWEY	Director	June 4, 2013
James A. Trethewey

Steel Dynamics Sales North America, Inc.

By:	//s/ THERESA E. WAGLER
Theresa E. Wagler
Title: President

Date: June 4, 2013

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including pre-effective and post-effective amendments and supplements or any additional registration statements filed pursuant to Rule 462 promulgated under the Securities Act, or otherwise) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THERESA E. WAGLER	President, Secretary and Director	June 4, 2013
Theresa E. Wagler	(Principal Financial Officer) (Principal Executive Officer) (Principal Accounting Officer)

/s/ RICHARD P. TEETS, JR.	Vice President and Director	June 4, 2013
Richard P. Teets, Jr.

/s/ MARK D. MILLETT	Vice President and Director	June 4, 2013
Mark D. Millett

/s/ RICHARD A. POINSATTE	Vice President, Assistant Secretary and Director	June 4, 2013
Richard A. Poinsatte

New Millennium Building Systems, LLC

By:	Steel Dynamics, Inc., its sole member

By:	/s/ THERESA E. WAGLER
Name: Theresa E. Wagler
Title: Executive Vice President and Chief Financial Officer

Date: June 4, 2013

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including pre-effective and post-effective amendments and supplements or any additional registration statements filed pursuant to Rule 462 promulgated under the Securities Act, or otherwise) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK D. MILLETT	President, Chief Operating Officer and Director (Principal Executive Officer)	June 4, 2013
Mark D. Millett

/s/ RICHARD P. TEETS, JR.	Executive Vice President and Director	June 4, 2013
Richard P. Teets, Jr.

/s/ THERESA E. WAGLER	Executive Vice President, Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)	June 4, 2013
Theresa E. Wagler

/s/ JOHN C. BATES	Director	June 4, 2013
John C. Bates

/s/ KEITH E. BUSSE	Chairman of the Board	June 4, 2013
Keith E. Busse

/s/ FRANK D. BYRNE	Director	June 4, 2013
Frank D. Byrne

/s/ TRACI M. DOLAN	Director	June 4, 2013
Traci M. Dolan

/s/ PAUL B. EDGERLEY	Director	June 4, 2013
Paul B. Edgerley

/s/ DR. JÜRGEN KOLB	Director	June 4, 2013
Dr. Jürgen Kolb

/s/ JAMES C. MARCUCCILLI	Director	June 4, 2013
James C. Marcuccilli

/s/ GABRIEL L. SHAHEEN	Director	June 4, 2013
Gabriel L. Shaheen

/s/ JAMES A. TRETHEWEY	Director	June 4, 2013
James A. Trethewey

Roanoke Electric Steel Corporation

By:	/s/ THERESA E. WAGLER
Name: Theresa E. Wagler
Title: Vice President

Date: June 4, 2013

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including pre-effective and post-effective amendments and supplements or any additional registration statements filed pursuant to Rule 462 promulgated under the Securities Act, or otherwise) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ T. JOE CRAWFORD	President	June 4, 2013
T. Joe Crawford	(Principal Executive Officer)

/s/ THERESA E. WAGLER	Vice President and Director	June 4, 2013
Theresa E. Wagler	(Principal Financial Officer) (Principal Accounting Officer)

/s/ RUSSELL B. RINN	Director	June 4, 2013
Russell B. Rinn

New Millennium Building Systems, Inc.

By:	/s/ THERESA E. WAGLER
Name: Theresa E. Wagler
Title: Secretary

Date: June 4, 2013

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including pre-effective and post-effective amendments and supplements or any additional registration statements filed pursuant to Rule 462 promulgated under the Securities Act, or otherwise) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHRIS GRAHAM	President	June 4, 2013
Chris Graham	(Principal Executive Officer)

/s/ THERESA E. WAGLER	Vice President and Secretary	June 4, 2013
Theresa E. Wagler	(Principal Financial Officer) (Principal Accounting Officer)

/s/ RICHARD A. POINSATTE	Director	June 4, 2013
Richard A. Poinsatte

Steel of West Virginia, Inc.

SWVA, Inc.

Marshall Steel, Inc.

Steel Ventures, Inc.

By:	/s/ THERESA E. WAGLER
Name: Theresa E. Wagler
Title: Vice President

Date: June 4, 2013

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including pre-effective and post-effective amendments and supplements or any additional registration statements filed pursuant to Rule 462 promulgated under the Securities Act, or otherwise) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY R. DUKE	President, Treasurer and CEO	June 4, 2013
Timothy R. Duke	(Principal Executive Officer)

/s/ THERESA E. WAGLER	Vice President	June 4, 2013
Theresa E. Wagler	(Principal Financial Officer)
(Principal Accounting Officer)

/s/ RICHARD A. POINSATTE	Director	June 4, 2013
Richard A. Poinsatte

The Techs Industries, Inc.

By:	/s/ THERESA E. WAGLER
Name: Theresa E. Wagler
Title: Vice President

Date: June 4, 2013

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD P. TEETS, JR.	President	June 4, 2013
Richard P. Teets, Jr.	(Principal Executive Officer)

/s/ THERESA E. WAGLER	Vice President	June 4, 2013
Theresa E. Wagler	(Principal Financial Officer) (Principal Accounting Officer)

/s/ RICHARD A. POINSATTE	Director	June 4, 2013
Richard A. Poinsatte

OmniSource Corporation

By:	/s/ THERESA E. WAGLER
Name: Theresa E. Wagler
Title: Vice President

Date: June 4, 2013

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including pre-effective and post-effective amendments and supplements or any additional registration statements filed pursuant to Rule 462 promulgated under the Securities Act, or otherwise) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RUSSELL B. RINN	President and Director	June 4, 2013
Russell B. Rinn	(Principal Executive Officer)

/s/ THERESA E. WAGLER	Vice President , Secretary and Director	June 4, 2013
Theresa E. Wagler	(Principal Financial Officer) (Principal Accounting Officer)

Jackson Iron & Metal Company, Inc.

By:	/s/ THERESA E. WAGLER
Name: Theresa E. Wagler
Title: Vice President

Date: June 4, 2013

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including pre-effective and post-effective amendments and supplements or any additional registration statements filed pursuant to Rule 462 promulgated under the Securities Act, or otherwise) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RUSSELL B. RINN	President and Director	June 4, 2013
Russell B. Rinn	(Principal Executive Officer)

/s/ THERESA E. WAGLER	Vice President , Secretary and Director	June 4, 2013
Theresa E. Wagler	(Principal Financial Officer) (Principal Accounting Officer)

OmniSource Transport, LLC

OmniSource Southeast, LLC

OmniSource Indianapolis, LLC

Superior Aluminum Alloys, LLC

OmniSource, LLC

By:	OmniSource Corporation, sole member
By:	/s/ THERESA E. WAGLER
Name: Theresa E. Wagler
Title: Vice President

Date: June 4, 2013

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including pre-effective and post-effective amendments and supplements or any additional registration statements filed pursuant to Rule 462 promulgated under the Securities Act, or otherwise) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RUSSELL B. RINN	President and Director	June 4, 2013
Russell B. Rinn	(Principal Executive Officer)

/s/ THERESA E. WAGLER	Vice President , Secretary and Director	June 4, 2013
Theresa E. Wagler	(Principal Financial Officer) (Principal Accounting Officer)

Carolinas Recycling Group, LLC

By:	OmniSource Southeast, LLC, its sole member

By:	OmniSource Corporation, its sole member

By:	/s/ THERESA E. WAGLER
Name: Theresa E. Wagler
Title: Vice President

Date: June 4, 2013

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including pre-effective and post-effective amendments and supplements or any additional registration statements filed pursuant to Rule 462 promulgated under the Securities Act, or otherwise) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RUSSELL B. RINN	President and Director	June 4, 2013
Russell B. Rinn	(Principal Executive Officer)

/s/ THERESA E. WAGLER	Vice President , Secretary and Director	June 4, 2013
Theresa E. Wagler	(Principal Financial Officer) (Principal Accounting Officer)